
                                                                    Exhibit 4.2

--------------------------------------------------------------------------------




                               ROYAL CROWN CORPORATION,

                                        Issuer

                        ROYAL CROWN COLA CO. and ARBY'S, INC.,

                                      Guarantors

                                          and

                                 THE BANK OF NEW YORK,

                                        Trustee

                                       Indenture

                              Dated as of August 1, 1993

                                    ---------------



                           9 3/4% SENIOR SECURED NOTES DUE 2000

--------------------------------------------------------------------------------









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                                   TABLE OF CONTENTS
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                                       ARTICLE I

                                      DEFINITIONS
        SECTION 1.1          Certain Terms Defined....................................8

                                      ARTICLE II

                              ISSUE, EXECUTION, FORM AND
                             REGISTRATION OF SENIOR NOTES

        SECTION 2.1          Authentication and Delivery of
                             Senior Notes............................................21

        SECTION 2.2          Execution of Senior Notes...............................22
        SECTION 2.3          Certificate of Authentication...........................22
        SECTION 2.4          Form, Denomination and Date of Senior Notes;
                             Payments of Interest....................................23
        SECTION 2.5          Registration, Transfer and Exchange.....................23
        SECTION 2.6          Mutilated, Defaced, Destroyed, Lost and
                             Stolen Senior Notes.....................................24
        SECTION 2.7          Cancellation of Senior Notes; Destruction Thereof.......25
        SECTION 2.8          Temporary Senior Notes..................................25

                                      ARTICLE III

                            COVENANTS OF THE ISSUER AND THE
                                      GUARANTORS

        SECTION 3.1          Payment of Principal and Interest.......................26
        SECTION 3.2          Offices for Payments, etc...............................26
        SECTION 3.3          Appointment to Fill a Vacancy in Office of Trustee......27
        SECTION 3.4          Paying Agents...........................................27
        SECTION 3.5          Certificate to Trustee; Notice to Trustee...............28
        SECTION 3.6          Senior Noteholders Lists................................28
        SECTION 3.7          Furnishing of Information by the Issuer; SEC Filings....28
        SECTION 3.8          Further Assurances......................................30
        SECTION 3.9          Maintenance of Property, Insurance......................30
        SECTION 3.10         Taxes...................................................30
        SECTION 3.11         Corporate Existence.....................................30
        SECTION 3.12         Compliance with Statutes, etc...........................31
        SECTION 3.13         Limitation on Indebtedness..............................31
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                                           i




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
        SECTION 3.14         Limitation on Liens.....................................32
        SECTION 3.15         Limitation on Sales of Assets and
                             Restricted Subsidiary Stock.............................34
        SECTION 3.16         Limitation on Investments, Loans and Advances...........34
        SECTION 3.17         Limitation on Restricted Payments.......................35
        SECTION 3.18         Limitation on Transactions with Affiliates..............36
        SECTION 3.19         Limitation on Restrictions on Distributions
                             from Restricted Subsidiaries............................37
        SECTION 3.20         Limitation on Certain Capital Stock.....................37
        SECTION 3.21         Restricted and Unrestricted Subsidiaries................37
        SECTION 3.22         Additional Guarantors...................................38
        SECTION 3.23         Regarding the Existing Subordinated Debentures..........38

                                      ARTICLE IV

                          REMEDIES OF THE TRUSTEE AND SENIOR
                            NOTEHOLDERS ON EVENT OF DEFAULT

        SECTION 4.1          Event of Default Defined;
                             Acceleration of Maturity; Waiver of Default.............39
        SECTION 4.2          Collection of Indebtedness by Trustee;
                             Trustee May Prove Debt..................................42
        SECTION 4.3          Application of Proceeds.................................44
        SECTION 4.4          Suits for Enforcement...................................45
        SECTION 4.5          Restoration of Rights on Abandonment of
                             Proceedings.............................................45
        SECTION 4.6          Limitations on Suits by Senior Noteholders..............45
        SECTION 4.7          Powers and Remedies Cumulative;
                             Delay or Omission Not Waiver of Default.................45
        SECTION 4.8          Control by Senior Noteholders...........................46
        SECTION 4.9          Waiver of Past Defaults.................................46

                                       ARTICLE V

                                CONCERNING THE TRUSTEE

        SECTION 5.1          Duties and Responsibilities of the Trustee;
                             During Default; Prior to Default........................47
        SECTION 5.2          Certain Rights of the Trustee...........................48
        SECTION 5.3          Trustee Not Responsible for Recitals,
                             Disposition of Senior Notes or
                             Application of Proceeds Thereof.........................49
        SECTION 5.4          Trustee and Agents May Hold Senior Notes;
                             Collections, etc........................................49
        SECTION 5.5          Moneys Held by Trustee..................................49




                                       ii




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
        SECTION 5.6          Compensation and Indemnification of Trustee
                             and Its Prior Claim.....................................49
        SECTION 5.7          Right of Trustee to Rely on Officers' Certificate, etc..50
        SECTION 5.8          Persons Eligible for Appointment as Trustee.............50
        SECTION 5.9          Resignation and Removal: Appointment of
                             Successor Trustee.......................................51
        SECTION 5.10         Acceptance of Appointment by Successor Trustee..........52
        SECTION 5.11         Merger, Conversion......................................52
        SECTION 5.12         Reports by the Trustee..................................53

                                      ARTICLE VI

                           CONCERNING THE SENIOR NOTEHOLDERS

        SECTION 6.1          Evidence of Action Taken by Senior Noteholders..........53
        SECTION 6.2          Proof of Execution of Instruments and of Holding
                             of Senior Notes; Record Date............................53
        SECTION 6.3          Holders to Be Treated as Owners.........................54
        SECTION 6.4          Senior Notes Owned by Issuer Deemed Not
                             Outstanding.............................................54

                                      ARTICLE VII

                                SUPPLEMENTAL INDENTURES

        SECTION 7.1          Supplemental Indentures Without Consent of Senior
                             Noteholders.............................................55
        SECTION 7.2          Supplemental Indentures With Consent of Senior
                             Noteholders.............................................56
        SECTION 7.3          Effect of Supplemental Indenture........................57
        SECTION 7.4          Documents to Be Given to Trustee........................57
        SECTION 7.5          Notation on Senior Notes in Respect of Supplemental
                             Indentures..............................................57

                                     ARTICLE VIII

                       CONSOLIDATION, MERGER, SALE OR CONVEYANCE

        SECTION 8.1          When Issuer and Principal Guarantors May Merge or
                             Transfer Assets.........................................58
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                                       iii




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                                      ARTICLE IX

                       SATISFACTION AND DISCHARGE OF INDENTURE;
                                   UNCLAIMED MONEYS

        SECTION 9.1          Satisfaction and Discharge of Indenture.................59
        SECTION 9.2          Application by Trustee of Funds Deposited
                             for Payment of Senior Notes.............................60
        SECTION 9.3          Repayment of Moneys Held by Paying Agent................60
        SECTION 9.4          Return of Moneys Held by Trustee and Paying
                             Agent Unclaimed for Two Years...........................60

                                       ARTICLE X

                                      GUARANTEES

        SECTION 10.1         The Guarantees..........................................61
        SECTION 10.2         Guarantees Unconditional................................61
        SECTION 10.3         Discharge Only Upon Payment In Full;
                             Reinstatement In Certain Circumstances..................62
        SECTION 10.4         Waiver by the Guarantors................................62
        SECTION 10.5         Subrogation; Contribution...............................62
        SECTION 10.6         Stay of Acceleration....................................63
        SECTION 10.7         Limit of Liability......................................63

                                      ARTICLE XI

                              REDEMPTION OF SENIOR NOTES

        SECTION 11.1         Right of Optional Redemption............................63
        SECTION 11.2         Notice of Redemption; Partial Redemptions...............63
        SECTION 11.3         Payment of Senior Notes Called for Redemption...........64
        SECTION 11.4         Exclusion of Certain Senior Notes from Eligibility
                             for Selection for Redemption............................65

                                      ARTICLE XII

                           REDEMPTION UPON CHANGE OF CONTROL

        SECTION 12.1         Change of Control.......................................65





                                          iv




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                                     ARTICLE XIII

                                  NET PROCEEDS OFFER

        SECTION 13.1         Net Proceeds Offer......................................67

                                      ARTICLE XIV

                                COLLATERAL AND SECURITY

        SECTION 14.1         Collateral Documents....................................69
        SECTION 14.2         Release of Collateral...................................69
        SECTION 14.3         Certificates of the Issuer..............................70
        SECTION 14.4         Certificates of the Trustee.............................70
        SECTION 14.5         Opinion of Counsel to the Issuer........................71

                                      ARTICLE XV

                               MISCELLANEOUS PROVISIONS

        SECTION 15.1         Incorporators, Stockholders, Officers and
                             Directors of Issuer and Restricted Subsidiaries
                             Exempt from Individual Liability........................71
        SECTION 15.2         Provisions of Indenture for the Sole Benefit
                             of Parties and Senior Noteholders.......................72
        SECTION 15.3         Successors and Assigns of Issuer and Guarantors
                             Bound by Indenture......................................72
        SECTION 15.4         Notices and Demands on Issuer, Guarantors,
                             Trustee and Senior Noteholders..........................72
        SECTION 15.5         Officers' Certificates and opinions of Counsel;
                             Statements to Be Contained Therein......................73
        SECTION 15.6         Payments Due on Saturdays, Sundays and Holidays.........73
        SECTION 15.7         Effect of Headings......................................74
        SECTION 15.8         NEW YORK LAW TO GOVERN..................................74
        SECTION 15.9         Counterparts............................................74
        SECTION 15.10        Conflict with the Trust Indenture Act...................74


Schedule 3.13         -      Existing Indebtedness
Schedule 3.14         -      Existing Liens
Schedule 3.18         -      Existing Transactions with Affiliates
Schedule 3.19         -      Existing Restrictions on Distributions from Restricted Subsidiaries

                THIS INDENTURE, dated as of August 1, 1993 among ROYAL CROWN CORPORATION, a Florida corporation (the "Issuer"), ROYAL CROWN COLA CO., a Delaware corporation ("RC Cola"), ARBY'S, INC., an Ohio corporation ("Arby's") (RC Cola and Arby's as Guarantors pursuant to Article X hereof), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"),

                                 W I T N E S S E T H :

                WHEREAS, the Issuer has duly authorized the issue of its 9 3/4% Senior Secured Notes Due 2000 (the "Senior Notes"), and to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture;

                WHEREAS, the Issuer has duly determined to secure its obligations in respect of the Senior Notes and duly authorized the execution and delivery of the Collateral Documents (as defined herein) to which it is a party;

                WHEREAS, each of RC Cola and Arby's has (i) duly authorized its unconditional guarantee of the Senior Notes on the terms hereinafter set forth,
(ii) duly determined to secure its obligations in respect of the Senior Notes and duly authorized the execution and delivery of the Collateral Documents to which it is a party and (iii) duly authorized the execution and delivery of this Indenture;

                WHEREAS, the Issuer has made or intends to make a public offering of the Senior Notes, the proceeds of which are intended to be used among other things to redeem in full the Issuer's Senior Secured Step-Up Rate Notes Due 2000;

                WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions; and

                WHEREAS, the Senior Notes and the Trustee's certificate of authentication shall be in substantially the following form:

                             [FORM OF FACE OF SENIOR NOTE]

Number                                                                    $

                                ROYAL CROWN CORPORATION
                           9 3/4% SENIOR SECURED NOTES DUE 2000

                ROYAL CROWN CORPORATION, a Florida corporation (the
"Issuer"), for value received hereby promises to pay to
or registered assigns the principal sum of       Dollars at the Issuer's office
or agency for said purpose on August 1, 2000, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency, semi-annually on February 1 and August 1 (each, an "Interest Payment Date") of each year commencing on February 1, 1994, from the date of the most recent Interest Payment Date to which interest has been duly paid or provided for (including, if applicable, the date hereof) or, if no interest has been paid or provided for, the original issue date of this Senior Note, until the principal hereof is paid or made available for payment; provided, that if the Issuer shall default in the payment of interest due on any such Interest Payment Date, then this Senior Note shall bear interest from the next preceding Interest Payment Date to which interest on the Senior Notes has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Senior Notes since the original issue date of this Senior Note, from such original issue date. The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Senior Note is registered at the close of business on the Regular Record Date; provided that interest may be paid, at the option of the Issuer, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Senior Note register; and provided further that if the Issuer shall default in the payment of the interest due on any Interest Payment Date, then such defaulted interest shall be paid to the Persons in whose names outstanding Senior Notes are registered at the close of business on a subsequent record date established by the Issuer in accordance with the provisions of the Indenture referred to on the reverse hereof. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                If the Issuer shall fail to pay when due (without regard to any applicable grace period) any principal of or premium or interest on this Senior Note, such overdue payment shall bear interest at the rate borne by the Senior Notes plus 1% per annum.

                Pursuant to the Indenture referred to on the reverse hereof, the payment of principal of and premium and interest on the Senior Notes is unconditionally guaranteed, jointly and severally, by Royal Crown Cola Co., a Delaware corporation ("RC Cola"), and Arby's, Inc., an Ohio corporation

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                                                                               3

("Arby's"). Reference is made to the further provisions of such Indenture in respect of the guarantees of RC Cola, Arby's and such other subsidiaries of the Issuer as may furnish a guarantee of the Senior Notes as provided in such Indenture.

                This Senior Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture referred to on the reverse hereof.

                IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:

[Seal]                              ROYAL CROWN CORPORATION,

                                    as Issuer

                                            By:  ______________________________
                                                 Senior Vice President and
                                                    Chief Financial Offer



                                            By:  ______________________________
                                                 Treasurer

                   [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Senior Notes described in the within-mentioned
Indenture.

                              THE BANK OF NEW YORK,
                                   as Trustee

                                            --------------------------------
                                                    Authorized Signatory

                           [FORM OF REVERSE OF SENIOR NOTE]

                                ROYAL CROWN CORPORATION
                           9 3/4% SENIOR SECURED NOTES DUE 2000

               This Senior Note is one of a duly authorized issue of debt securities of the Issuer issued or to be issued pursuant to an indenture dated as of August 1, 1993 (as amended or supplemented from time to time, the "Indenture"), duly executed and delivered by the Issuer, RC Cola and Arby's to The Bank of New York, as Trustee (the "Trustee"). Except as otherwise provided in the Indenture, the aggregate amount of debt securities that may be issued pursuant to the Indenture is limited to $275,000,000. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer, the Guarantors and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Senior Notes. All terms used in this senior Note which are defined in the Indenture and not otherwise defined herein have the meanings assigned to them in the Indenture.

               The obligations of the Issuer and the Guarantors in respect of the Senior Notes are secured by the Collateral Documents. Reference is hereby made to the Collateral Documents for a description of the Collateral, the nature and extent of the security and the provisions regarding release of the Collateral.

               In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Senior Notes may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Senior Notes then outstanding, and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or premium or

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                                                                               5

interest on any of the Senior Notes. Any such waiver shall be conclusive and binding upon the holder of this Senior Note and upon all future holders and owners of this Senior Note and any Senior Note which may be issued in exchange or substitution therefor, whether or not any notation thereof is made upon this Senior Note or such other Senior Notes.

               The Indenture permits the Issuer, the Guarantors and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Senior Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Senior Notes; provided that no such supplemental indenture shall, without the consent of each holder of Senior Notes affected thereby, (i) reduce the percentage in principal amount of Senior Notes the holders of which must consent to an amendment, supplement or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Senior Note, (iii) reduce the principal or extend the fixed maturity of any Senior Note, (iv) reduce any price at which any Senior Note may be redeemed at the option of the Issuer, or at which any Senior Note is to be repurchased by the Issuer at the option of the holder in connection with a Change of Control Offer or a Net Proceeds Offer, (v) waive a default in the payment of the principal of or premium or interest on any Senior Note, (vi) make any Senior Note payable in money other than that stated in the Senior Note, (vii) release any Guarantor from its unconditional obligation to guarantee payment in respect of the principal of and interest on any Senior Note (except in accordance with the Indenture), (viii) consent to the assignment or transfer by the Issuer or any Guarantor of any of their rights and obligations under the Indenture (except in accordance with the Indenture), (ix) add provisions to the Indenture that subordinate the obligations of the Issuer or any Guarantor in respect of any Senior Note to other Indebtedness of the Issuer or such Guarantor, as the case may be, (x) amend, modify or waive any provision of Section 7.2 of the Indenture or (xi) consent to the release of all of the Collateral from the Lien created by the Collateral Documents.

               No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium (if any) and interest on this Senior Note at the place, times and rate, and in the currency, herein prescribed.

               The Senior Notes are issuable only as registered Senior Notes without coupons in denominations of $1,000 and any integral multiple of $1,000.

               At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Senior Notes may be exchanged for a like aggregate principal amount of Senior Notes of other authorized denominations.

               Upon due presentment for registration of transfer of this Senior Note at the above-mentioned office or agency of the Issuer, a new Senior Note or Senior




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                                                                               6

Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture, except that the Trustee shall not be required to exchange or register a transfer of (i) any Senior Notes for a period of 15 days next preceding the first mailing of notice of redemption of Senior Notes to be redeemed or (ii) any Senior Notes selected, called or being called for redemption except, in the case of any Senior Note where notice has been given to registered holders of Senior Notes that such Senior Note is to be redeemed in part, the portion thereof not so to be redeemed. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

               Subject to the next succeeding paragraph, the Senior Notes may not be redeemed at the option of the Issuer on or before July 31, 1998. Thereafter, the Senior Notes may be redeemed at the option of the Issuer as a whole, or from time to time in part, upon the mailing of a notice to the holders of Senior Notes to be redeemed, all as provided in the Indenture, at the following redemption prices (expressed in percentages of principal amount), together in each case with accrued interest to the date fixed for redemption:



If redeemed during the
twelve-month period
beginning August 1,                                   Redemption Price
----------------------                                -----------------
1998.........................................         102.786%
1999.........................................         101.393%

               Notwithstanding the foregoing, at any time prior to August 1, 1996, the Issuer may redeem up to 33.3% of the original aggregate principal amount of the Senior Notes with the net proceeds of an Initial Public Equity Offering of the Issuer at a redemption price of 110% of par, plus accrued and unpaid interest to the redemption date.

               In accordance with the Indenture, notice of redemption shall be given to the holders of the Senior Notes to be redeemed no less than 30 nor more than 60 days prior to the date fixed for redemption. Except as otherwise provided in the Indenture, if the date fixed for redemption is an Interest Payment Date, then the interest payable on such date shall be paid to the holder of record on the first day of the month in which the date fixed for redemption falls, notwithstanding any transfer or exchange of this Senior Note after the record date and before the date fixed for redemption.

               Subject to payment by the Issuer of a sum sufficient to pay the amount due on redemption, interest on this Senior Note (or portion hereof if this Senior Note is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Senior Note (or portion hereof if this Senior Note is redeemed in part).

               In the event of a Change of Control, the Issuer will make a Change of Control Offer to purchase all of the Senior Notes outstanding at a price equal to 101% of the principal amount of the Senior Notes to be purchased plus accrued interest thereon to the date of purchase.

               In the event of certain dispositions of assets, the Issuer will make a Net Proceeds Offer to purchase outstanding Senior Notes with the Net Proceeds from such dispositions at a price equal to 100% of the principal amount of Senior Notes to be purchased plus accrued interest thereon to the date of purchase, all as provided in the Indenture.

               The Senior Notes are subject to defeasance as described in the Indenture.

               The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Senior Note (whether or not this Senior Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee) for the purpose of receiving payment of, or on account of, the principal hereof, premium (if any) hereon and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

               No recourse shall be had for the payment of the principal of or premium or interest on this Senior Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supple mental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer, any Guarantor or any successor corporation, either directly or through the Issuer, any Guarantor or any respective successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               THIS SENIOR NOTE IS GOVERNED BY AND IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               AND WHEREAS, all things necessary to make the Senior Notes, when executed by the Issuer and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

               NOW, THEREFORE:

               In consideration of the premises and the purchases of the Senior Notes by the holders thereof, the Issuer, each Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Senior Notes as follows:

                                       ARTICLE I

                                      DEFINITIONS

               SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force on the Issue Date. All accounting terms used herein and not expressly defined have the meanings given to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means, unless otherwise specified herein, such accounting principles which are generally accepted on the Issue Date. The words "herein" , "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision, and section and subsection references are to this Indenture unless otherwise specified. The terms defined in this Article include the plural as well as the singular.

               "Adjusted EBITDA" means, for any period, Consolidated Net Income for such period, plus, without duplication, the sum of (i) to the extent deducted in determining such Consolidated Net Income, income tax expense, depreciation and amortization expense and charges relating to any Specified Write-Off (net of related tax effect), (ii) Adjusted Interest Expense for such period and (iii) to the extent not otherwise reflected in Adjusted EBITDA for such period, Cash Interest Income for such period.

               "Adjusted Interest Expense" means, for any period, the amount deducted in determining Consolidated Net Income for such period in respect of interest expense of the Issuer and its Restricted Subsidiaries for such period as determined in accordance with generally accepted accounting principles, minus any portion thereof attributable to amortization of debt financing costs, plus, to the extent deducted in determining such interest expense, interest income of the Issuer and its Restricted Subsidiaries. In determining Adjusted Interest Expense for any period prior to the Reorganization Date, it shall be assumed that (x) the Step-Up Notes issued on the Reorganization Date were issued at the beginning of such period and bore interest throughout such period at a rate of 11.25% per annum and (y) any Indebtedness of the Issuer that was repaid on the Reorganization Date with the proceeds of the Step-Up Notes was repaid at the beginning of such period. In determining Adjusted Interest Expense for any period through March 31, 1994, there shall be added, to the extent deducted in determining Adjusted Interest Expense, amounts provided for in the quarter ended March 31, 1993 in respect of interest relating to income taxes for the Issuer and its Restricted Subsidiaries.

               "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this Indenture, Nelson Peltz and Peter W. May and their Affiliates, and Victor Posner and his Affiliates, shall be deemed Affiliates of the Issuer and DWG. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

               "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including without limitation by means of a sale-leaseback transaction) to any Person other than the Issuer, a Wholly Owned Restricted Subsidiary or, to the extent permitted under Section 3.17, an Unrestricted Subsidiary, in one transaction or a series of related transactions, of any Capital Stock of any Restricted Subsidiary or any other property or asset of the Issuer or a Restricted Subsidiary, other than Ordinary Course Sales.

               "Assumed Investment Rate" means, at any date, the offered rate on such date in the London interbank market for one-month deposits in U.S. dollars, as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System, under the heading "Eurodollar Deposits".

               "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such scheduled principal payments.

               "Board of Directors" means, with respect to any corporation, the Board of Directors of such corporation or any committee of such Board duly authorized to act on behalf of such Board.




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                                                                              10

               "Bottling Business" means any soft drink bottling or distribution business.

               "Business Day" means a day which in New York City is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

               "Capital Lease Obligations" means obligations under a lease that are required to be capitalized in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with generally accepted accounting principles.

               "Capital Stock" means, with respect to any Person, any capital stock of such Person (including without limitation preferred stock), any shares, interests, participations or other ownership interests (however designated) of or in such Person and any rights (other than debt securities convertible into corporate stock), warrants or options to purchase any of the foregoing.

               "Cash Interest Income" means, for any period, the consolidated interest income of the Issuer and its Restricted Subsidiaries for such period as determined in accordance with generally accepted accounting principles, minus any portion thereof not received in cash during the relevant period. In determining Cash Interest Income for any period prior to the Reorganization Date, it shall be assumed that the net proceeds to the Issuer from the initial issuance and sale of the Step-Up Notes, to the extent not used to repay Indebtedness of the Issuer on the Reorganization Date, to pay transaction costs incurred in connection with the issue and sale of the Step-Up Notes and the other transactions occurring on the Reorganization Date or to make a $75,000,000 advance to DWG, generated cash interest income from the beginning of such period at the Assumed Investment Rate in effect at the beginning of such period.

               "CFC Holdings" means CFC Holdings Corp., a Florida corporation, and its successors and assigns.

               "Change of Control" means the occurrence with respect to any of the Issuer, DWG, Arby's or RC Cola (a "Specified Person") of one or more of the following events:

               (i) the Issuer or, prior to a Spin-Off or an Initial Public Equity Offering, DWG shall sell, transfer or otherwise convey all or substantially all its assets to any person or group of persons (as such terms are used for purposes of Section 13 (d) (3) of the Exchange Act) in one transaction or series of related transactions, or shall merge or consolidate with or into another person, and immediately after giving effect thereto, the beneficial owners of the Voting Capital Stock of such Specified Person immediately prior to the transaction or series of related transactions own, directly or indirectly, in the aggregate, and in the same proportion with respect to each other, less




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
        than a majority of the total voting power of the Voting Capital Stock of the transferee or surviving entity; or

               (ii) any Specified Person shall be liquidated or dissolved, except, in the case of the Issuer, Arby's or RC Cola, following the sale of all or substantially all of its assets in accordance with Article VIII and except in the case of DWG subsequent to a Spin-Off or an Initial Public Equity Offering; or

               (iii) with respect to the Issuer or, prior to a Spin-Off or an Initial Public Equity Offering, DWG, any person or group of persons (as such terms are used for purposes of Section 13(d)(3) of the Exchange
        Act), other than Nelson Peltz and Peter W. May and their Affiliates, shall become the beneficial owner (as that term is used in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all Capital Stock that any such person has the right to acquire, regardless of when such right is exercisable), directly or indirectly, of 50% or more of the total voting power of the Voting Capital Stock then outstanding of such Specified Person; or

               (iv) with respect to the Issuer or, prior to a Spin-Off or an Initial Public Equity offering, DWG, during any period of 24 consecutive months beginning on or after (x) the date of a Spin-Off or an Initial Public Equity offering, in the case of the Issuer, or (y) the Reorganization Date, in the case of DWG, individuals who at the beginning of such period constituted the Board of Directors of such Specified Person (together with any new directors whose election by such Board or whose nomination for election by the shareholders of such Specified Person was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of such Specified Person then in office; or

               (v) with respect to Arby's or RC Cola, the Issuer for any reason shall cease to own directly 100% of the issued and outstanding Capital Stock of such Specified Person; or

               (vi) with respect to the Issuer, a Substantial Asset Transfer shall occur.

               For purposes of this definition, a "Substantial Asset Transfer" shall occur if, after giving effect to a Subject Transfer, either (x) the Attributable EBITDA of all Subject Transfers exceeds the Maximum Percentage of Adjusted EBITDA for the relevant Reference Period or (y) the book value of the assets transferred pursuant to all Subject Transfers exceeds the Maximum Percentage of the book value of the consolidated assets of the Issuer and its Restricted Subsidiaries as of the end of the relevant Reference Period. A "Subject Transfer" is a transfer of assets (including, without limitation, Capital Stock of a Restricted Subsidiary) made after the Issue Date by the Issuer or a Restricted Subsidiary to a Person other than the Issuer, any Wholly

Owned Restricted Subsidiary or, to the extent permitted by Section 3.17, any Unrestricted Subsidiary. The "Attributable EBITDA" for any Subject Transfer is an amount equal to the portion of Adjusted EBITDA for the Reference Period which is properly allocable to the assets transferred, as determined in good faith by the chief financial officer of the Issuer with, in the event such portion of Adjusted EBITDA exceeds $5,000,000, the concurrence of the independent public accountants of the Issuer. The "Reference Period" with respect to any Subject Transfer is the period of four consecutive fiscal quarters of the Issuer ending on the most recent date prior to the date of such Subject Transfer for which financial statements are delivered or required to be delivered pursuant to
Section 3.7 hereof. The "Maximum Percentage" means (i) with reference to all Subject Transfers made after the Issue Date, 40%, and (ii) with reference to all Subject Transfers made during any period of twelve consecutive calendar months, 20%.

               "Change of Control Offer" has the meaning specified in Section 12.1.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               "Collateral" means all property in which a security interest is granted or purported to be granted to the Collateral Trustee pursuant to the Collateral Documents and not released pursuant to the terms hereof or thereof.

               "Collateral Documents" means the Collateral Trust Agreement and the other Collateral Documents referred to therein.

               "Collateral Trust Agreement" means the Collateral Trust Agreement dated as of August 1, 1993 among the Issuer, RC Cola, Arby's, CFC Holdings and the Collateral Trustee, as such Collateral Trust Agreement may be amended or supplemented from time to time.

               "Collateral Trustee" has the meaning specified in the Collateral Trust Agreement.

               "Collateral Trustee Fees" means all fees, costs, indemnification and expenses of the Collateral Trustee of the types described in Sections 4.3, 4.4, 4.5 and 4.6 of the Collateral Trust Agreement.

               "Commission" means the Securities and Exchange Commission.

               "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Issuer and its Restricted Subsidiaries for such period as determined in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom, without duplication, (i) all non-cash gains or losses which are either extraordinary (as determined in accordance with generally accepted accounting principles) or relate to the sale of assets outside the ordinary course of business, (ii) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which the Issuer or a Restricted subsidiary has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to the Issuer or a Restricted Subsidiary during such period out of funds legally available therefor, (iii) the net income (or loss) of any Person accrued or attributable to any period prior to the date it became a Restricted Subsidiary or was merged with or into the Issuer or a Restricted Subsidiary or whose property was acquired by the Issuer or a Restricted Subsidiary, (iv) the net income, if positive, of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulations applicable to such Restricted Subsidiary or its stockholders, and (v) any interest income, other than Cash Interest Income.

               "Consolidated Net Worth" of any person means the total of the amounts shown on the balance sheet of such person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the most recent fiscal quarter of such person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to redeemable Capital Stock.

               "Core Business" means those businesses conducted by the Issuer and its Restricted Subsidiaries on the Issue Date and any similar lines of business conducted by the Issuer and its Restricted Subsidiaries after the Issue Date.

               "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, New York, New York 10286.

               "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

               "DWG" means DWG Corporation, an Ohio corporation, and its successors and assigns.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

               "ERISA Group" means the Issuer, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Issuer or any Subsidiary, are treated as a single employer under Section 414 of the Code.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

               "Expiration Date" has the meaning specified in Section 6.2.

               "Existing Subordinated Debentures" means the Issuer's 16 7/8% Subordinated Debentures due 1996.

               "Guarantees" means the joint and several guarantees of the Guarantors as set forth in Article X, as such Guarantees may be amended or supplemented from time to time. "Guarantors" means, collectively, at any time RC Cola and Arby's, (ii) any other Restricted Subsidiary that has prior to such time furnished a Guarantee pursuant to Section 3.22(a) which Guarantee has not been released prior to such time pursuant to Section 3.22(b) and (iii) the respective permitted successors and assigns of the foregoing.

               "Holder", "holder of Senior Notes", "Senior Noteholder" or other similar terms means the registered holder of any Senior Note.

               "Indebtedness" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable arising in the ordinary course of business), (v) all Capital Lease Obligations of such Person, (vi) all obligations of such Person in respect of interest rate and foreign currency protection or hedging arrangements, (vii) all Indebtedness secured by a Lien on any asset of such Person, whether or not such Indebtedness is otherwise an obligation of such Person, and (viii) all Indebted ness and Preferred Stock Obligations of others guaranteed by such Person.

               "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

               "Independent Director" of the Board of Directors of DWG or the Issuer, as the case may be, means any director other than a director who is an officer or employee of DWG, the Issuer or any of their respective Affiliates.

               "Initial Public Equity Offering" means the first public offering for cash of common stock of the Issuer after the Issue Date.

               "Interest Payment Date" means any date specified in a Senior Note as a fixed date upon which payment of an installment of interest is due and payable.

               "Investment" means any loan or advance to any other person, payment of any guarantee of the obligations of any other person, any acquisition of any Capital Stock of any other person, any capital contribution to any other person, or any other investment in any other person, except for: (i) negotiable instruments endorsed for collection in the ordinary course of business and (ii) demand or overnight deposit accounts which do not contain any restriction on the transfer or withdrawal of funds therefrom. The amount of any Investment shall be the original cost of such Invest ment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the Board of Directors of the person making such transfer, whose determination will be conclusive and evidenced by a board resolution.

               "Issue Date" means August 12, 1993, the date of the original issuance of the Senior Notes under this Indenture.

               "Issuer" means Royal Crown Corporation, a Florida corporation, and its permitted successors and assigns.

               "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever (including, without limita tion, any conditional sale or other title retention agreement and any financing lease having substantially the same effect as any of the foregoing).

               "Management Services Agreement" means, collectively, (i) the Management Services Agreement dated as of April 23, 1993 between DWG and RC Cola and (ii) the Management Services Agreement dated as of April 23, 1993 between DWG and Arby's, in each case as in effect on the Issue Date.

               "Material Plan" means at any time a Plan having Unfunded Liabilities exceeding $2,000,000.

               "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

               "Net Proceeds" means the proceeds received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale, which proceeds shall consist of the sum of (i) cash (including any cash received by way of deferred payment of principal pursuant to a note or installment received or otherwise, but only as and when received) and (ii) marketable securities issued to the Issuer or a Restricted Subsidiary, in each case net of all legal, title and recording tax expenses, commis sions and other fees and expenses incurred, and all Federal, state, local and foreign tax liability (including, without limitation, withholding taxes) arising or which will arise in connection with such disposition and any subsequent transfer to the Issuer




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

(such taxes to be determined at the time of the Asset Sale and assumed payable at the then applicable maximum statutory rates).

               "Net Proceeds Offer" has the meaning specified in Section
3.15(b).

               "Notice of Acceleration" has the meaning specified in the Collateral Trust Agreement.

               "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer or the Secretary or any Assistant Secretary or Assistant Treasurer of the Issuer and delivered to the Trustee. Each such certificate shall conform to the requirements of Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 15.5 if and to the extent required hereby.

               "Opinion of Counsel" means an opinion in writing signed by legal counsel (who may be an employee of or counsel to the Issuer). Each such opinion shall conform to the requirements of Section 314 of the Trust Indenture Act and include the statements provided for in Section 15.5 if and to the extent required hereby.

               "Ordinary Course Sales" means sales of inventory or other property or assets by the Issuer or any Restricted Subsidiary in the ordinary course of business. For purposes of this Indenture, sales of Arby's stores by the Issuer or any Restricted Subsidiary shall not be considered ordinary Course Sales.

               "original issue date" of any Senior Note (or portion thereof) means the earlier of (i) the date of such Senior Note and (ii) the date of any Senior Note (or portion thereof) for which such Senior Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.

               "outstanding", when used with reference to Senior Notes, shall, subject to the provisions of Section 6.4, mean, as of any particular time, all Senior Notes authenticated and delivered by the Trustee under this Indenture, except

               (a) Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

               (b) on or after the date on which the conditions set forth in
        Section 9.1(a) or 9.1(b) hereof have been satisfied, Senior Notes theretofore authenticated and delivered by the Trustee under this Indenture; and

               (c) Senior Notes in substitution for which other Senior Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.6 (unless proof satisfactory to the Trustee is presented that any of such Senior Notes is held by a Person in whose hands such Senior Note is a legal, valid and binding obligation of the Issuer).

               "Paying Agent" means any Person appointed by the Issuer to pay the principal of or any premium or interest on any Senior Notes on behalf of the Issuer and, if no Person shall be so appointed, then the Issuer.

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Person" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

               "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

               "Preferred Stock Obligations" of any Person means all obligations of such Person to make payments on or in respect of its preferred stock, including, without limitation, dividend payments, liquidation preference payments and payments in respect of the redemption (mandatory or optional) of such preferred stock.

               "Pro Forma Interest Coverage Ratio" means, for any period of four consecutive fiscal quarters (the "Reference Period"), the ratio of Adjusted EBITDA to Adjusted Interest Expense for such period; provided that:

               (i) to the extent that the proceeds of any Indebtedness proposed to be incurred pursuant to Section 3.13(j) (the "Proposed Indebtedness") on the date of the transaction giving rise to the need to calculate the Pro Forma Interest Coverage Ratio (the "Transaction Date") are to be used to finance the purchase price of a substantially concurrent acquisition of assets or a business in the Core Business, Adjusted EBITDA for the Reference Period shall be adjusted to give effect to such acquisition as if it had occurred on the first day of the Reference Period;

               (ii) if, during the Reference Period, the Issuer or any of its Restricted Subsidiaries shall have consummated any Asset Sale, Adjusted EBITDA and Adjusted Interest Expense for the Reference Period shall be adjusted to give effect to such Asset Sale and to the retirement of any related Indebtedness of the Issuer or such Restricted Subsidiary as if the same had occurred on the first day of the Reference Period;

               (iii) in calculating Adjusted Interest Expense for purposes of this ratio, (A) the incurrence of the Proposed Indebtedness shall be assumed to have occurred on the first day of the Reference Period and
        (B) to the extent the proceeds from the incurrence of the Proposed Indebtedness are to be used simultaneously to retire outstanding Indebtedness, the application of such net proceeds shall be assumed to have occurred on the first day of the Reference Period; and

               (iv) in calculating Cash Interest Income for purposes of this ratio, to the extent the proceeds from the incurrence of the Proposed Indebtedness are not to be used as contemplated by clause (i) or (iii) above, such proceeds shall be assumed to have generated interest income from the first day of the Reference Period at the Assumed Investment Rate in effect on such day.

In calculating the Pro Forma Interest Coverage Ratio for the Reference Period in connection with any proposed incurrence of Indebtedness pursuant to Section 3.13(j), any pro forma adjustments made in calculating the Pro Forma Interest Coverage Ratio for such Reference Period (or any portion thereof) in connection with any prior incurrence of Indebtedness pursuant to Section 3.13(j) shall be given effect.

               "Pro Forma Restricted Payment Capacity" exists on any date of determination when the Pro Forma Interest Coverage Ratio for the most recent four-quarter period prior to the date of determination for which financial statements are available exceeds (A) 2.0 to 1.0, for any date of determination on or prior to August 1, 1996, or (B) 2.5 to 1.0, for any date of determination after August 1, 1996.

               "Qualified Capital Stock" means any and all shares of Capital Stock of the Issuer issued after the Issue Date, provided that such shares are not subject to any mandatory redemption or other mandatory purchase obligation on the part of the Issuer prior to the final maturity of the Senior Notes.

               "Regular Record Date" means, with respect to the interest payable on the Senior Notes on any Interest Payment Date, the fifteenth day of the month immediately preceding the month in which such Interest Payment Date falls, whether or not such fifteenth day is a Business Day.

               "Reorganization Date" means April 23, 1993.

               "Repurchase Payments" has the meaning specified in Section 3.17.

               "Responsible Officer" when used with respect to the Trustee means the chairman of the Board of Directors, any vice chairman of the Board of Directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title "vice president"), the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

               "Restricted Payment" means (i) any dividend or other distribution on any shares of the Capital Stock of the Issuer or any Restricted Subsidiary (other than dividends payable solely in shares of such Capital Stock or options, warrants or other rights to acquire such Capital Stock), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (A) any shares of the Capital Stock of the Issuer or any Restricted Subsidiary or (B) any option, warrant or other right to acquire shares of such Capital Stock, (iii) any purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness prior to the scheduled maturity, scheduled repayment of principal or scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness and (iv) any Investment in any Person (other than Investments permitted by paragraphs (a) through (e) of Section 3.16); provided that the term "Restricted Payment" shall not include (x) any dividend, distribution or other payment on the Capital Stock of any Restricted Subsidiary to the Issuer or any Wholly Owned Restricted Subsidiary or (y) any payment made pursuant to the Tax Sharing Agreement.

               "Restricted Subsidiary" means (i) any Subsidiary that exists on the Issue Date and (ii) any other Subsidiary that the Issuer has not designated as an Unrestricted subsidiary pursuant to Section 3.21.

               "Security Register" and "Security Registrar" have the respective meanings specified in Section 2.5.

               "Senior Note" or "Senior Notes" means any 9 3/4% Senior Secured Notes Due 2000 authenticated and delivered under this Indenture.

               "Senior Note Obligations" means at any time all principal of and premium and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer) on the outstanding Senior Notes and all other amounts payable by the Issuer hereunder.

               "Specified Write-offs" means, without duplication, (i) all non-recurring, non-cash write-offs taken by the Issuer and its Restricted Subsidiaries after December 31, 1992 and before the end of the twelve-month period following the Reorganization Date, (ii) all expenses incurred by the Issuer and its Restricted Subsidiaries after December 31, 1992 resulting from the application of Statement of Financial Accounting Standards No. 106 ("SFAS 106") to the extent exceeding the cash payments for benefits covered by SFAS 106 for the relevant period, (iii) all non-cash writeoffs taken by the Issuer and its Restricted Subsidiaries after December 31, 1992 resulting from the application of Statement of Financial Accounting Standards No. 109, (iv) all charges taken by the Issuer and its Restricted Subsidiaries after December 31, 1992 in respect of prepayment premiums, and payments made in lieu of participating interest obligations, on Indebtedness of the Issuer that was refinanced on the Reorganization Date, (v) all other non-recurring write-offs taken by the Issuer and its Restricted Subsidiaries in the quarter ended March 31, 1993 and (vi) all other non-recurring write-offs not in excess of $5,250,000 taken by the Issuer and its Restricted Subsidiaries in the nine months ended December 31, 1993.

               "Spin-Off" means a transaction or series of related transactions whereby all Capital Stock of the Issuer held directly or indirectly by DWG is distributed ratably to the holders of the Capital Stock of DWG and, after giving effect thereto, the holders of Voting Capital Stock of DWG prior to such transactions or series of related transactions own, in the aggregate, an identical percentage of the Voting Capital Stock of the Issuer.

               "Step-Up Notes" means the Issuer's Senior Secured Step-Up Rate Notes Due 2000 issued pursuant to an indenture dated as of April 23, 1993 among the Issuer, as issuer, RC Cola and Arby's, as joint and several guarantors, and The Bank of New York, as trustee.

               "Subordinated Indebtedness" means any Indebtedness of the Issuer which is subordinate or junior in right of payment to the Senior Notes (whether pursuant to its terms or by operation of law).

               "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or other persons performing similar functions) are directly or indirectly owned by such Person. Unless the context indicates otherwise, all references herein to Subsidiaries are references to Subsidiaries of the Issuer.

               "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of April 23, 1993 between DWG and the Issuer as in effect on the Issue Date.

               "Temporary Cash Investments" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than one year from the date of acquisition with any U.S. branch of a commercial bank so long as the unsecured senior long-term debt of such bank or of such bank's holding company is rated at least A by Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing within six months after the date of acquisition, (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above, and




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                                                                              21

(vi) debt securities of an issuer incorporated under the laws of the United States of America or any state thereof which are issued pursuant to an effective registration statement under the Securities Act of 1933 and which are rated at least BBB by S&P or Baa2 by Moody's.

               "Trustee" means the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Five, shall also include any successor trustee.

               "Trust Indenture Act of 1939" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed, except to the extent that any subsequent amendment of the Trust Indenture Act of 1939 shall apply retroactively to this Indenture.

               "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under the Title IV or ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

               "Unrestricted Subsidiary" means any Subsidiary that the Issuer has classified pursuant to Section 3.21 as an Unrestricted Subsidiary and that has not been reclassified as a Restricted Subsidiary pursuant to such Section.

               "Voting Capital Stock" means, with respect to any Person, any Capital Stock of such Person which has ordinary power to vote in elections of the board of directors (or other persons performing similar functions) of such Person.

               "Wholly Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary all of the Capital Stock of which (except directors' qualifying shares) is at the time owned by the Issuer or another Wholly Owned Restricted Subsidiary.

                                      ARTICLE II

                              ISSUE, EXECUTION, FORM AND
                             REGISTRATION OF SENIOR NOTES

               SECTION 2.1 Authentication and Delivery of Senior Notes. Upon the execution and delivery of this Indenture, or from time to time thereafter, Senior Notes in an aggregate principal amount not exceeding the amount specified in the form of Senior Note hereinabove recited (except as otherwise provided in Section 2.6) may be executed by the Issuer and delivered to the Trustee for authentication, and the




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

Trustee shall thereupon authenticate and deliver said Senior Notes to or upon the written order of the Issuer (a "Company Order"), signed by both (i) its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and
(ii) its Secretary, its Treasurer or any Assistant Secretary or Assistant Treasurer without any further action by the Issuer.

               The Trustee shall be entitled to receive and be fully protected in relying upon an Opinion of Counsel stating that such Senior Notes, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to customary conditions and qualifications specified in such Opinion of counsel, will constitute valid and legally binding obligations of the Issuer.

               Notwithstanding any other provision of this Indenture, if all Senior Notes are not to be originally issued at one time, all officers' Certificates, Company orders and opinions of Counsel required to be delivered to the Trustee in connection with the authentication of Senior Notes shall be delivered prior to the authentication upon original issuance of such Senior Notes and shall not be thereafter required to be delivered to the Trustee.

               SECTION 2.2 Execution of Senior Notes. The Senior Notes shall be signed on behalf of the Issuer by (i) the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") of the Issuer and (ii) by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Issuer under its corporate seal, which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Senior Notes. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Senior Note which has been duly authenticated and delivered by the Trustee.

               In case any officer of the Issuer who shall have signed any of the Senior Notes shall cease to be such officer before the Senior Note so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Senior Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Senior Note had not ceased to be such officer of the Issuer; and any Senior Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Senior Note, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such officer.

               SECTION 2.3 Certificate of Authentication. Only such Senior Notes as shall bear thereon a certificate of authentication substantially in the form herein before recited, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Senior Note executed by




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
the Issuer shall be conclusive evidence that the Senior Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

               SECTION 2.4 Form, Denomination and Date of Senior Notes; Payments of Interest. The Senior Notes and the Trustee's certificates of authentica tion shall be substantially in the form recited above. The Senior Notes shall be issuable as registered securities without coupons and in denominations provided for in the form of Senior Note above recited. The Senior Notes shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plans as the officers of the Issuer executing the same may determine with the approval of the Trustee.

               Any of the Senior Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regula tions pursuant thereto, or with the rules of any securities market in which the Senior Notes are admitted to trading, or to conform to general usage.

               Each Senior Note shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified in the form of Senior Note recited above.

               The Person in whose name any Senior Note is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Senior Note subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the Persons in whose names outstanding Senior Notes are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Senior Notes not less than 15 days preceding such subsequent record date.

               SECTION 2.5 Registration, Transfer and Exchange. The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer maintained pursuant to Section 3.2 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration and transfer of Senior Notes. The Trustee is hereby appointed as the initial "Security Registrar" for the purpose of registering Senior Notes and transfers of Senior Notes as herein provided.

               Upon due presentation for registration of transfer of any Senior Note at each such office or agency, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Senior Note or Senior Notes in authorized denominations for a like aggregate principal amount.

               Any Senior Note or Senior Notes may be exchanged for a Senior Note or Senior Notes in other authorized denominations, in an equal aggregate principal amount. Senior Notes to be exchanged shall be surrendered at each office or agency to be maintained by the Issuer for the purpose as provided in
Section 3.2, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Senior Note or Senior Notes which the Senior Noteholder making the exchange shall be entitled to receive, each bearing numbers not contemporaneously outstanding.

               All Senior Notes presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

               The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Senior Notes. No service charge shall be made to such Holder for any such transaction.

               The Trustee shall not be required to exchange or register a transfer of (i) any Senior Notes for a period of 15 days next preceding the first mailing of notice of redemption of Senior Notes to be redeemed or (ii) any Senior Notes selected, called or being called for redemption except, in the case of any Senior Note where notice has been given to Senior Noteholders that such Senior Note is to be redeemed in part, the portion thereof not so to be redeemed.

               All Senior Notes issued upon any transfer or exchange of Senior Notes shall be valid obligations of the Issuer evidencing the same debt, and entitled to the same benefits under this Indenture, as the Senior Notes surrendered upon such transfer or exchange.

               SECTION 2.6 Mutilated, Defaced, Destroyed, Lost and Stolen Senior Notes. In case any temporary or definitive Senior Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Senior Note bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Senior Note, or in lieu of and substitution for the Senior Note so apparently destroyed, lost or stolen. In every case the applicant for a substitute Senior Note shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Senior Note and of the ownership thereof.

               Upon the issuance of any substitute Senior Note, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Senior Note which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Senior Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Senior Note), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Senior Note and of the ownership thereof.

               Every substitute Senior Note issued pursuant to the provisions of this Section by virtue of the fact that any Senior Note is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Senior Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Senior Notes duly authenticated and delivered hereunder. All Senior Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen senior Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

               SECTION 2.7 Cancellation of Senior Notes; Destruction Thereof. All Senior Notes surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Senior Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall, in accordance with its normal procedures, dispose of all Senior Notes delivered or surrendered to the Trustee, unless the Issuer, by order signed by the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and its Secretary, its Treasurer or any Assistant Secretary or Assistant Treasurer directs that such cancelled Senior Notes be returned to the Issuer. If the Issuer shall acquire any of the Senior Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Senior Notes unless and until the same are delivered to the Trustee for cancellation.

               SECTION 2.8 Temporary Senior Notes. Pending the preparation of definitive Senior Notes, the Issuer may execute and the Trustee shall authenticate and




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
deliver temporary Senior Notes (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Senior Notes shall be issuable as registered Senior Notes without coupons, of any authorized denomination, and substantially in the form of the definitive Senior Notes but with such omissions, insertions and variations as may be appropriate for temporary Senior Notes, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Senior Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Senior Note shall be executed by the Issuer and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Senior Notes. Without unreasonable delay the Issuer shall execute and shall furnish definitive Senior Notes and thereupon temporary Senior Notes may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for the purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Senior Notes a like aggregate principal amount of definitive Senior Notes of authorized denominations. Until so exchanged the temporary Senior Notes shall be entitled to the same benefits under this Indenture as definitive Senior Notes.

                                   ARTICLE III

                                  COVENANTS OF
                          THE ISSUER AND THE GUARANTORS

               SECTION 3.1 Payment of Principal and Interest. (a) The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and premium and interest on, each of the Senior Notes at the place or places, at the respective times and in the manner provided in the Senior Notes. Each installment of interest on the Senior Notes may be paid by mailing checks for such interest payable to or upon the written order of the Holders of Senior Notes entitled thereto as they shall appear on the registry books of the Issuer or the Trustee, as the case may be.

               (b) The Issuer covenants and agrees that if it shall fail to pay when due (without regard to any applicable grace period) any principal of or premium or interest on any Senior Note, then the Issuer will pay interest on such overdue payment at the rate borne by the Senior Notes plus 1% per annum.

               SECTION 3.2 Offices for Payments, etc. So long as any of the Senior Notes remain outstanding, the Issuer will maintain in The City of New York the following: (i) an office or agency where the Senior Notes may be presented for the payment of principal thereof and premium and interest thereon,
(ii) an office or agency where the Senior Notes may be presented for registration of transfer and for exchange as in this Indenture provided and
(iii) an office or agency where notices and demands to or upon the Issuer in respect of the Senior Notes or this Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change in the location thereof. The Issuer hereby initially




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
designates the Corporate Trust Office of the Trustee as the office or agency for each such purpose. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

               SECTION 3.3 Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.9, a Trustee, so that there shall at all times be a Trustee hereunder.

               SECTION 3.4 Paying Agents. The Issuer hereby appoints the Trustee as initial "Paying Agent". Whenever the Issuer shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

               (a) that it will hold all sums received by it as such agent for the payment of the principal of or premium or interest on the Senior Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the senior Notes) in trust for the benefit of the Holders of the Senior Notes or of the Trustee,

               (b) that it will give the Trustee written notice of any failure by the Issuer (or by any other obligor on the Senior Notes) to make any payment of the principal of or premium or interest on the Senior Notes when the same shall be due and payable, and

               (c) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

               The Issuer shall, prior to each due date of the principal of or premium or interest on the Senior Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of any failure to take such action. In no event shall the Paying Agent (if other than the Issuer) be responsible for making any payment of principal of or premium or interest on the Senior Notes on the due date thereof if the Issuer shall not have made such deposit as aforesaid.

               If the Issuer determines to act as its own Paying Agent, it shall, on or before each due date of the principal of or premium or interest on the Senior Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Senior Notes a sum sufficient to pay such principal, premium or interest so becoming due. The Issuer shall promptly notify the Trustee in writing of any failure to take such action.

               Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture




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
or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained. Upon such payment to the Trustee, the Paying Agent, and any predecessor Paying Agents, if any, shall be released from any liability with respect to such sums.

               Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 9.3 and 9.4.

               SECTION 3.5 Certificate to Trustee; Notice to Trustee. The Issuer will furnish to the Trustee:

               (a) at the time of the furnishing to the Trustee of the financial statements required by clauses (i) and (ii) of Section 3.7(a), a certificate (which need not comply with Section 15.5) from the principal executive, financial or accounting officer of the Issuer (i) stating that a review of the activities of the Issuer and its Subsidiaries has been made with a view to determining whether the Issuer's obligations under the Indenture have been complied with and (ii) stating whether such officer has obtained knowledge (from such review or otherwise) of any Default under the Indenture during the 12-month period ended on the date of such financial statements; and

               (b) promptly, and in any event within three Business Days after the Issuer obtains knowledge thereof, notice of (i) any payment default in excess of $100,000 by the Issuer or any of its Restricted Subsidiaries on any Indebtedness, (ii) the occurrence of any event which constitutes a Default or Event of Default and (iii) any litigation or governmental proceeding pending against the Issuer or any of its Restricted Subsidiaries which is likely to have a material adverse effect on the Issuer and its Restricted Subsidiaries taken as a whole.

               SECTION 3.6 Senior Noteholders Lists. If and so long as the Trustee shall not be the Security Registrar, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Senior Notes (i) semiannually, not more than 15 days after the Regular Record Date for the payment of interest in the first and third quarters of each year on the Senior Notes as hereinabove specified, as of such Regular Record Date, and (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished. The Trustee may destroy any list provided to it pursuant to this Section upon the receipt of a new list provided to it pursuant to this Section.

               SECTION 3.7 Furnishing of Information by the Issuer; SEC Filings.
(a) The Issuer will furnish to the Trustee and to each Senior Noteholder:

                      (i) within 50 days after the end of each of the first three fiscal quarters in each fiscal year of the Issuer, commencing with the quarter




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                                                                              29

        ending June 30, 1993, the unaudited consolidated balance sheet of the Issuer and its Restricted Subsidiaries as of the end of such quarterly period and the related consolidated statements of operations, cash flows and stockholders' equity for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer of the Issuer (in each case subject to year-end audit adjustments);

                      (ii) within 95 days after the end of each fiscal year of the Issuer, the consolidated balance sheet of the Issuer and its Restricted Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and stockholders' equity for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified by Arthur Andersen & Co. or other independent certified public accountants of recognized national standing, and in each case together with a report of such accounting firm stating that in the course of its audit of such financial statements, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof; and

                      (iii) within 15 days after the Issuer or any Restricted Subsidiary is required to file the same with the Commission by virtue of being subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act (or, if earlier, within 15 days after the same are filed with the commission), copies of the annual reports and of the information, documents and other reports which the Issuer or such Restricted Subsidiary may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

               Any financial statements of the Issuer and its Restricted Subsidiaries that are filed with the Trustee pursuant to this Section may be prepared in accordance with generally accepted accounting principles as in effect on the date of such financial statements, provided that the Issuer shall have filed with the Trustee simultaneously therewith a certificate (which need not comply with Section 15.5) from the principal financial or accounting officer of the Issuer setting forth in reasonable detail the reconciliations necessary to make any determination hereunder involving financial terms, including, without limitation, the determination of Consolidated Net Income, Adjusted EBITDA, Adjusted Interest Expense or Cash Interest Income for the period then ending.

               (b) The Issuer shall furnish to the holders of the Senior Notes copies of any reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and if the Issuer shall at any time cease to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act




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

                                                                              30

after having previously been subject to such requirements, it shall nevertheless file with the Commission, within the time periods prescribed by the Exchange Act or the rules of the Commission promulgated thereunder, annual reports consisting of audited financial statements (including footnotes) and management's discussion and analysis of financial condition and results of operations, quarterly reports consisting of unaudited interim financial statements (including footnotes) and management's discussion and analysis of financial condition and results of operations and provide such reports to the holders of Senior Notes within 15 days after it files them with the Commission.

               (c) The Issuer shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

               (d) The Issuer shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, in the manner and to the extent required by
Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs
(a) and (b) of this Section 3.7 as may be required by rules and regulations prescribed from time to time by the Commission.

               SECTION 3.8 Further Assurances. The Issuer and each Guarantor will promptly execute and deliver such additional instruments and do such further acts as in the opinion of the Trustee may be reasonably necessary or proper to carry out the purposes of this Indenture.

               SECTION 3.9 Maintenance of Property, Insurance. The Issuer will, and will cause each of its Restricted Subsidiaries to, (i) keep all material property useful and necessary in its business in good working order and condition in accordance with prevailing industry practice, (ii) maintain with financially sound and reputable insurance companies insurance on all its material properties in at least such amounts and against at least such risks as are usually insured against by companies of similar size and established repute engaged in the same or a similar business and (iii) furnish to the Trustee, upon written request, full information as to the insurance carried.

               SECTION 3.10 Taxes. The Issuer will, and will cause each of its Restricted Subsidiaries to, pay when due all taxes, assessments and governmental levies, except (i) as contested in good faith and by appropriate proceedings if adequate reserves (in the good faith judgment of the management of the Issuer) have been established with respect thereto or (ii) where the failure to pay would not have a material adverse effect on the Issuer and its Restricted Subsidiaries taken as a whole.

               SECTION 3.11 Corporate Existence. Subject to Article VIII hereof, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Restricted




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                                                                              31

Subsidiary in accordance with the respective organizational documents of the Issuer and each such Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and such Restricted Subsidiary; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate existence of any such Restricted Subsidiary (excluding RC Cola and Arby's), if the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole and the loss thereof is not adverse in any material respect to the Holders; and provided further that if the corporate existence of any such Restricted Subsidiary is to be terminated and such Restricted Subsidiary has more than a de minimis amount of assets, the Board of Directors of the Issuer shall be required to make a determination that the preservation of the corporate existence of such Restricted Subsidiary is no longer desirable or in the best interests of the Issuer.

               SECTION 3.12 Compliance with Statutes, etc. The Issuer will, and will cause each of its Restricted Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, federal or state, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as would not be likely to, in the aggregate, have a material adverse effect on the Issuer and its Restricted Subsidiaries taken as a whole.

               SECTION 3.13 Limitation on Indebtedness. The Issuer will not, and will not permit any of its Restricted subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

               (a) Indebtedness evidenced by the Senior Notes or otherwise arising under this Indenture or the Collateral Documents;

               (b) Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on the Issue Date and identified on Schedule 3.13 hereto;

               (c) Indebtedness incurred by the Issuer or any Restricted Subsidiary for the purpose of financing all or any part of the purchase price of assets acquired in the ordinary course of business ("Purchase Money Indebtedness") and/or in respect of Capital Lease Obligations not in excess of $15,000,000 in any fiscal year and not prohibited under Section 3.15;

               (d) Indebtedness of the Issuer to any Wholly Owned Restricted Subsidiary or of any Wholly Owned Restricted Subsidiary to any other Wholly owned Restricted Subsidiary or to the Issuer;

               (e) obligations under standby letters of credit incurred by the Issuer or any Restricted Subsidiary in the ordinary course of business; provided that the aggregate undrawn stated amount of all such letters of credit, when added to the aggregate amount of all unreimbursed drawings in respect thereof, shall at no time exceed $5,000,000;




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                                                                              32

               (f) Indebtedness incurred by the Issuer or any Guarantor in connection with a purchase of the Senior Notes pursuant to a Change of Control offer; provided that the aggregate principal amount of such Indebtedness does not exceed the aggregate unpaid principal amount of the Senior Notes thereby purchased (plus the amount of reasonable fees and expenses, including underwriting discounts and commissions, incurred in connection with obtaining such Indebtedness), and such Indebtedness requires no repayment of the principal thereof prior to the final maturity of the Senior Notes;

               (g) Indebtedness in respect of interest rate hedging arrangements with respect to up to one half of the original principal amount of the Senior Notes, provided that any such hedging arrangements are entered into with counterparties whose senior unsecured debt securities are rated investment grade by at least two nationally recognized statistical rating organizations;

               (h) Indebtedness incurred by the Issuer or any Restricted Subsidiary in exchange for or to repay, prepay, repurchase, redeem, defease, retire or refinance ("refinance") any Indebtedness of the Issuer or such Restricted Subsidiary, as the case may be, permitted by clauses (a) through (g) above or any successor or replacement Indebtedness, provided that (i) the principal amount of the Indebtedness so incurred shall not exceed the unpaid principal amount of the Indebtedness so exchanged or refinanced and (ii) the Indebtedness so incurred (A) does not mature prior to the Stated Maturity of the Indebtedness so exchanged or refinanced, (B) has an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged or refinanced and (C) does not have an effective carrying cost greater than the carrying cost of the Indebtedness so exchanged or refinanced;

               (i) additional Indebtedness of the issuer in an aggregate principal amount not to exceed $25,000,000 at any time outstanding; and

               (j) additional Indebtedness of the issuer or any Guarantor so long as (i) after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom, the Pro Forma Interest Coverage Ratio for the most recent four-quarter period in respect of which financial statements are available exceeds (A) 2.25 to 1 (for Indebtedness incurred through August 1,
1994), (B) 2.5 to 1 (for Indebtedness incurred on or after August 2, 1994 and prior to August 1, 1995) or (C) 2.75 to 1 (for Indebtedness incurred on or after August 2, 1995) and (ii) such additional Indebtedness requires no repayment of the principal thereof prior to the final maturity of the Senior Notes.

               SECTION 3.14 Limitation on Liens. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets, income or profits, whether owned on the Issue Date or thereafter acquired, except:

               (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Issuer or




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                                                                              33

such Restricted Subsidiary, as the case may be, in accordance with generally accepted accounting principles;

               (b) carriers', warehousemen's, mechanics', landlords', material-men's, repairmen's or other like Liens arising by operation of law in the ordinary course of business if (i) the underlying obligations are not overdue for a period of more than 60 days, (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Issuer or such Restricted Subsidiary, as the case may be, in accordance with generally accepted accounting principles or
(iii) the underlying obligations do not exceed $1,000,000 in the aggregate at any time for the issuer and its Restricted Subsidiaries;

               (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

               (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (e) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

               (f) Liens arising by virtue of Capital Lease Obligations permitted to be incurred under Section 3.13;

               (g) Liens arising by operation of law in connection with judgments, except to the extent an Event of Default exists with respect thereto;

               (h) Liens on assets securing only Indebtedness incurred concurrently with, or within 90 days after, the acquisition or construction thereof to finance the cost of such acquisition or construction, provided that such Indebtedness is permitted to be incurred under Section 3.13;

               (i) Liens on assets existing at the time of acquisition thereof by the Issuer or a Restricted Subsidiary and Liens on assets of a Person existing at the time such Person becomes a Restricted Subsidiary, in either case not created in contemplation of such event, provided that any Indebtedness secured thereby is permitted under Section 3.13;

               (j)    Liens created by the Collateral Documents; and

               (k) Liens existing on the Issue Date and identified on Schedule
3.14 hereto (i) securing Indebtedness which is to remain outstanding after the Issue Date or




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                                                                              34

(ii) securing the Step-Up Notes, which Liens shall cease to be of record not later than thirty days after the Issue Date.

               SECTION 3.15 Limitation on Sales of Assets and Restricted Subsidiary Stock. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless (i) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value, as determined in good faith by the Board of Directors of the Issuer (including as to the value of all non-cash consideration), of the shares and/or assets subject to such Asset Sale and (ii) at least 80% of the considera tion therefor received by the Issuer or such Restricted Subsidiary is in the form of cash. For the purposes of this provision, any liabilities (as shown on the Issuer's or such Restricted Subsidiary's balance sheet or notes thereto) of the Issuer or any Restricted Subsidiary that are assumed by the transferee in any such Asset Sale (or that otherwise cease to be obligations of the Issuer and any Restricted Subsidiary after such Asset Sale), and any notes, obligations or other marketable securities received by the Issuer or any Restricted Subsidiary from such transferee that are promptly converted by the Issuer or such Restricted Subsidiary into cash, will be deemed to be cash.

               (b) Within 180 days after the receipt by the Issuer or any of its Restricted Subsidiaries of any Net Proceeds, the Issuer or such Restricted Subsidiary, as the case may be, may (i) reinvest such Net Proceeds in Core Business assets or (ii) designate such Net Proceeds as having been used to finance the acquisition cost of Core Business assets acquired within 180 days prior to the Asset sale giving rise to such Net Proceeds (but only if, at the time of the acquisition of such Core Business assets, the Issuer or a Restricted Subsidiary was bound by a written agreement to consulate such Asset Sale). Any Net Proceeds that are not so used or designated as having been used within the specified time period provided in the preceding sentence shall constitute "Excess Proceeds".

               At such time as the aggregate amount of Excess Proceeds received by the Issuer and its Restricted Subsidiaries and not previously applied to a purchase offer for Senior Notes aggregate $5,000,000 or more (an "Asset Sale Trigger"), the issuer shall make an offer to purchase any outstanding Senior Notes (up to the aggregate amount of such Net Proceeds) (a "Net Proceeds offer"), on a date not less than 30 nor more than 45 days following the date of such Asset Sale Trigger, at 100% of the principal amount thereof, together with accrued interest to the date of repurchase, in accordance with Section 13.1 of this Indenture.

               SECTION 3.16 Limitation on Investments, Loans and Advances. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Investment in any other Person after the Issue Date, except:

               (a) any Restricted Subsidiary of the Issuer may make advances or loans to the Issuer;

               (b) the Issuer and each of its Restricted Subsidiaries may acquire and hold accounts receivable owing to it, if credited or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that nothing in this clause (b) shall prevent the Issuer or any Restricted Subsidiary from providing such concessionary trade terms as management deems reasonable in the circumstances;

               (c) the Issuer and each of its Restricted Subsidiaries may make payroll advances in the ordinary course of business;

               (d) the Issuer may make Investments in Guarantors, and Guarantors may make Investments in other Guarantors;

               (e) the issuer and its Restricted Subsidiaries may make Temporary Cash Investments; and

               (f) the Issuer and its Restricted Subsidiaries may make Investments in Unrestricted Subsidiaries, Core Business assets or Bottling Business assets (or any entity which is primarily engaged in a Core Business or the Bottling Business) to the extent permitted by Section 3.17.

               SECTION 3.17 Limitation on Restricted Payments. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Restricted Payment unless at the time of and after giving effect to the proposed Restricted Payment on a pro forma basis (the value of any such payment, if other than cash, to be determined by a majority of the Independent Directors of the Issuer, whose determination shall be conclusive and evidenced by a board resolution), (i) no Default or Event of Default shall have occurred and be continuing, (ii) there shall exist Pro Forma Restricted Payment Capacity and
(iii) the aggregate amount of Restricted Payments declared or made after the Issue Date shall not exceed the sun of (A) 50% of Consolidated Net Income accrued during the period (treated as one accounting period) beginning on July 1, 1993 and ending on the last day of the most recent fiscal quarter ending prior to the date of such proposed Restricted Payment (or if such Consolidated Net Income shall be a deficit, less loot of such deficit) plus (B) the aggregate net cash proceeds received by the Issuer after the Issue Date from the issuance or sale (other than to a Subsidiary) of its Qualified Capital Stock (or of any convertible debt securities of the Issuer that have been converted into shares of its Qualified Capital Stock) or from contributions made by holders of its outstanding Capital Stock to its common equity capital accounts (to the extent such net cash proceeds are not applied in the manner described in clause (a) of the next paragraph) plus (C) $1,000,000.

               The foregoing provisions do not prohibit: (a) the defeasance, redemption, purchase or other acquisition of Capital Stock or Subordinated Indebtedness of the Issuer with the net cash proceeds received by the Issuer from the substantially concurrent sale of Qualified Capital Stock of the Issuer or in exchange for Qualified Capital Stock of the Issuer; (b) any defeasance, redemption, purchase or other acquisition of Subordinated Indebtedness of the Issuer made by exchange for, or out the proceeds of the substantially concurrent sale of, Indebtedness of the Issuer, so long as such Indebtedness is permitted to be incurred pursuant to
Section 3.13(h); (c) the payment of any dividend on or redemption of Capital Stock of the Issuer within 60 days after the date of its declaration or authorization, if such dividend or redemption could have been made on the date of its declaration or authorization in compliance with the foregoing provisions;
(d) Investments made in Unrestricted Subsidiaries, Core Business assets or Bottling Business assets (or any entity which is primarily engaged in a Core Business or the Bottling Business), and payments made to purchase Existing Subordinated Debentures prior to the scheduled maturity thereof (other than scheduled sinking fund payments) ("Repurchase Payments"), so long as, after giving effect to any such Investment or Repurchase Payment, the aggregate amount of Investments and Repurchase Payments so made after the Reorganization Date shall not exceed $25,000,000 in the aggregate; and (e) additional Investments made in Unrestricted Subsidiaries after the Issue Date with the cash proceeds of any capital contribution received by the Issuer after the Issue Date, so long as such proceeds are so invested within 30 days after the Issuer's receipt thereof. Restricted Payments permitted to be made as described in this paragraph will be excluded in calculating the amount of Restricted Payments which shall be permitted thereafter, except such Restricted Payments made as described in clause (d) or (e), which will be included in calculating the amount of Restricted Payments which shall be permitted thereafter. Notwithstanding the immediately preceding sentence, if the Issuer shall have made any Repurchase Payments as permitted by clause (d) above, then the amount of Restricted Payments which shall be permitted to be made after the date on which the aggregate principal amount of Existing Subordinated Debentures shall have been paid in full or otherwise retired shall be increased by an amount equal to the lesser of (x) the aggregate amount of Repurchase Payments theretofore made or
(y) the aggregate principal amount of Existing Subordinated Debentures purchased in connection with the making of such Repurchase Payments.

               SECTION 3.18 Limitation on Transactions with Affiliates. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into or suffer to exist any transaction or arrangement with any Affiliate (other than the Issuer and its Restricted Subsidiaries), including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service or any Investment, except for (i) transactions or arrangements entered into in good faith which are upon fair and reasonable terms no less favorable to the Issuer or such Restricted Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate (such determination, (A) in the case of any transaction or arrangement (or series of related transactions or arrangements) involving amounts exceeding $1,000,000, to be evidenced by a board resolution of the Board of Directors of the Issuer and, prior to a Spin-Off or an Initial Public offering DWG, such resolutions to have been approved by a majority of the Independent Directors of the Issuer and, if applicable, DWG and delivered to the Trustee), and (B) in the case of any transaction or arrangement (or series of related transactions or arrangements) involving amounts exceeding $10,000,000, to be further evidenced by an opinion letter, delivered to the Trustee, of a nationally recognized investment banking firm stating that such transaction or arrangement (or series of related transactions or arrangements) is fair to the Issuer or such Restricted Subsidiary from a financial point of view), (ii) the Tax




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                                                                              37

Sharing Agreement, (iii) the Management Services Agreement, (iv) the transactions and arrangements existing on the Issue Date and identified on
Schedule 3.18 hereto (in each case as in effect on the Issue Date) and (v) amendments to the agreements described in (ii), (iii) and (iv) above, provided that any such material amendments meet the standards described in (i) above.

               SECTION 3.19 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (ii) pay any Indebtedness or other obligation owed to the Issuer or any Wholly Owned Restricted Subsidiary, (iii) make any loans or advances to the Issuer or any Wholly Owned Restricted Subsidiary or (iv) transfer any of its property or assets to the Issuer or any Wholly Owned Restricted Subsidiary, except for encumbrances or restrictions in effect on the Issue Date and identified on Schedule 3.19 hereto.

               SECTION 3.20 Limitation on Certain Capital Stock. The Issuer will not issue or at any time have outstanding any Capital Stock other than common stock and Qualified Capital Stock. No Restricted Subsidiary will be permitted to issue or at any time have outstanding any shares of Capital Stock other than common stock.

               SECTION 3.21 Restricted and Unrestricted Subsidiaries. (a) The Issuer may designate a newly formed or newly acquired Subsidiary of the Issuer or of any of its Restricted Subsidiaries (other than Subsidiaries of a Guarantor) as an Unrestricted Subsidiary if at the time of such designation (and after giving effect thereto): (i) no Default or Event of Default has occurred and is continuing and (ii) such designation is effective immediately upon such person becoming a Subsidiary of either the Issuer or any of its Restricted Subsidiaries; provided, however, that the restriction referred to in clause (i) above shall not apply to the designation of any such Subsidiary as an Unrestricted Subsidiary in connection with an Investment in such Subsidiary that is permitted by clause (d) or (e) of the second paragraph of Sec tion 3.17. Unless so designated as an Unrestricted Subsidiary, any person that becomes a Subsidiary of the issuer or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary thereof. No Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. Subject to the next succeeding paragraph, an Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary. The designation of an Unrestricted Subsidiary or the removal of such designation in compliance with the next succeeding paragraph shall be made by the Board of Directors of the Issuer pursuant to a certified board resolution delivered to the Trustee and shall be effective as of the date specified in the applicable certified board resolution, which shall not be prior to the date such certified board resolution is delivered to the Trustee.

               (b) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions




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                                                                              38

that would result in an Unrestricted Subsidiary becoming a Restricted Subsidiary unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to Section 3.13(j) and (ii) no Default or Event of Default would occur or be continuing.

               SECTION 3.22 Additional Guarantors. (a) The Issuer may from time to time after the Issue Date cause one or more Restricted Subsidiaries to become a Guarantor hereunder by causing such Restricted Subsidiary to execute such instruments and to take such other actions as the Trustee may require in order to evidence the Guarantee by such Restricted Subsidiary under Article X of the Indenture, the agreement by such Restricted Subsidiary to be bound by the other terms of this Indenture and the agreement by such Restricted Subsidiary to secure its obligations in respect of the Senior Notes by granting to the Collateral Trustee a security interest in collateral of the type pledged by the other Guarantors pursuant to the Collateral Documents.

               (b) In the event that the Capital Stock of any Restricted Subsidiary which theretofore became a Guarantor pursuant to Section 3.22(a) is thereafter disposed of in its entirety by the Issuer and its Restricted Subsidiaries, such Guarantor shall be released and discharged from any obligation under this Indenture and the Collateral Documents; provided that no such disposition shall be made unless, immediately after such disposition and after giving effect thereto, (i) no Event of Default shall have occurred and be continuing and (ii) no Change of Control shall result therefrom.

               SECTION 3.23 Regarding the Existing Subordinated Debentures. (a) Notwithstanding anything to the contrary contained in section 3.15, the Issuer will not, and will not permit any Restricted Subsidiary to, consummate any sale or other disposition of assets if, after giving effect thereto, (i) the Issuer would be required by the provisions of the indenture pursuant to which the Existing Subordinated Debentures were issued to make an offer to purchase Existing Subordinated Debentures and (ii) the sum of the aggregate purchase price of the Existing Subordinated Debentures to be purchased pursuant to such offer (without regard to whether such purchase offer is accepted by any holders of such Existing Subordinated Debentures) plus the aggregate amount of Restricted Payments theretofore made by the Issuer as permitted by clause (d) of the second paragraph of Section 3.17 would exceed an amount equal to $25,000,000.

               (b) The Issuer covenants and agrees that (i) it will cause the aggregate principal amount of Existing subordinated Debentures held by it on the Issue Date to be presented for cancellation and retired and (ii) it will cause any portion of the Existing Subordinated Debentures so presented for cancellation and retirement to be applied as a credit to future scheduled amortizations of the Existing Subordinated Debentures in inverse order of maturity. The Issuer further covenants and agrees that it will cause any of the Existing Subordinated Debentures purchased with Repurchase Payments to be promptly presented for cancellation and retired.




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                                                                              39

                                   ARTICLE IV

                 REMEDIES OF THE TRUSTEE AND SENIOR NOTEHOLDERS
                               ON EVENT OF DEFAULT

               SECTION 4.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing, that is to say:

               (a) default in the payment of all or any part of the principal of or premium on any of the Senior Notes as and when the same shall become due and payable, whether at stated maturity, upon any redemption, pursuant to a Net Proceeds offer or a Change of Control offer, by declaration or otherwise; or

               (b) default in the payment of any installment of interest upon any of the Senior Notes, or any other amount payable under this Indenture, as and when the same shall become due and payable, and continuance of such default for a period of 10 days; or

               (c) the Issuer or any Guarantor shall fail to observe or perform any of its covenants or agreements contained in the Senior Notes or this Indenture (other than those covered by clause (a) or (b) above) for a period of 20 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Issuer or such Guarantor, as the case may be, remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer or such Guarantor, as the case may be, by the Trustee, or to the Issuer or such Guarantor, as the case may be, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Senior Notes at the time outstanding; or

               (d) one or more judgments or decrees shall be entered against the Issuer or any of its Restricted Subsidiaries requiring the payment of an aggregate amount (excluding any portion thereof covered by insurance) of $2,000,000 or more and such judgments or decrees shall not have been paid, vacated, discharged, stayed or bonded within 60 days after the entry of such judgment or decrees; or

               (e) the Issuer or any Restricted Subsidiary shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case shall be commenced against the Issuer or any Restricted Subsidiary, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Issuer or any Restricted Subsidiary, or the Issuer or any Restricted Subsidiary commences any other proceeding under any reorganization, arrangement,




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                                                                              40

adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Issuer or any Restricted Subsidiary, or there is commenced against the Issuer or any Restricted Subsidiary any such proceeding which remains undismissed for a period of 60 days, or the Issuer or any Restricted Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Issuer or any Restricted Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Issuer or any Restricted Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by the Issuer or any Restricted Subsidiary for the purpose of effecting any of the foregoing; or

               (f) any of the Collateral Documents shall cease in any material respect to be in full force and effect or shall cease in any material respect to give the Collateral Trustee the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral) in favor of the Collateral Trustee for the benefit of the Secured Parties (as defined in the Collateral Trust Agreement), superior to and prior to the rights of all third Persons and subject to no other Liens (in each case, except as permitted by such Collateral Documents and by Section 3.14 of this Indenture and other than as a result of any action on the part of the Collateral Trustee); or

               (g) the Issuer, any Guarantor or CFC Holdings shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Collateral Documents and such default shall continue for a period of 20 days after the date on which written notice thereof shall have been given as provided in clause (c) above; or

               (h) the Issuer or any of its Restricted Subsidiaries shall fail to pay when due (after giving effect to any applicable grace period) any payment of principal of or premium or interest on any Indebtedness (other than under this Indenture or the Senior Notes) with an aggregate principal amount exceeding $5,000,000, or any other default shall occur with respect to any Indebtedness (other than under this Indenture or the Senior Notes) with an aggregate principal amount exceeding $5,000,000, the effect of which is to cause, or to permit the holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or

               (i) any provision of Article X shall cease to be in full force and effect with respect to any Guarantor, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations thereunder; or

               (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for




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

                                                                              41

premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the ERISA Group to incur a current payment obligation in excess of $2,500,000;

then, and in each and every such case, unless the principal of all of the Senior Notes shall have already become due and payable, the Trustee may, and upon notice in writing from Holders of a majority in aggregate principal amount of Senior Notes outstanding shall, by notice in writing to the Issuer, declare the entire principal of all the Senior Notes and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided that, if an Event of Default specified in clause (e) above shall occur with respect to the Issuer or any Guarantor, the Senior Notes shall become due and payable automatically without the giving of any such notice or any other action by any Person. Upon the occurrence of any such event, the Trustee shall, if the Collateral Trustee and the Trustee are not the same Person, deliver a Notice of Acceleration to the Collateral Trustee. Subject to the provisions of Sections 5.1 and 5.2, the Trustee shall not be charged with knowledge of any Event of Default under the Indenture unless written notice thereof shall have been given to the Trustee by the Issuer or by the Holders of not less than a majority in aggregate principal amount of the Senior Notes at the time outstanding. Notwithstanding the foregoing, if, at any time after the principal of the Senior Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, (i) the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Senior Notes and the principal of and any premium on any and all Senior Notes which shall have become due otherwise than by acceleration (with interest upon such principal, premium and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate of interest specified in the Senior Notes to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith of the Trustee or any predecessor Trustee and (ii) if any and all Events of Default under this Indenture, other than the non-payment of the principal of Senior Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of Senior Notes outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon. If such declaration and its consequences are rescinded and annulled as provided in the immediately preceding sentence and the Trustee had given a Notice of Acceleration to the Collateral Trustee, the Trustee shall promptly cancel the Notice of Acceleration previously delivered to




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                                                                              42

the Collateral Trustee by delivering a written notice of cancellation to the Collateral Trustee (A) before the Collateral Trustee takes any action to exercise any remedy with respect to the Collateral or (B) thereafter, if the Collateral Trustee believes that all actions it has taken to exercise any remedy or remedies with respect to the Collateral can be reversed without undue difficulty.

               SECTION 4.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer and each of the Guarantors covenant that (i) in case default shall be made in the payment of any installment of interest on any of the Senior Notes when such interest shall have become due and payable, and such default shall have continued for a period of 10 days, or (ii) in case default shall be made in the payment of all or any part of the principal of or premium on any of the Senior Notes when the same shall have become due and payable, whether at maturity or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Issuer shall pay to the Trustee for the benefit of the Holders of the Senior Notes the whole amount that then shall have become due and payable on all such Senior Notes for principal, premium or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the rate of interest specified in the Senior Notes); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

               Until such demand is made by the Trustee, the Issuer may pay the principal of and premium and interest on the Senior Notes to the registered Holders, whether or not the Senior Notes be overdue.

               In the event the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer, any Guarantor or any other obligor upon the Senior Notes and collect in the manner provided by law out of the property of the Issuer, any Guarantor or any other obligor upon the Senior Notes, wherever situated, the moneys adjudged or decreed to be payable.

               In the event there shall be pending proceedings relative to the Issuer, any Guarantor or any other obligor upon the Senior Note's under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law, or in the event a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, any Guarantor or any such other obligor or their respective properties, or in case of any other comparable judicial proceedings relative to the Issuer, any Guarantor or any other such obligor, or to the creditors or property

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                                                                              43

of the Issuer, any Guarantor or any other such obligor, the Trustee, irrespective of whether the principal of the Senior Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

               (a) to file and prove a claim or claims for the whole amount of principal, premium and interest owing and unpaid in respect of the Senior Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Senior Noteholders allowed in any judicial proceedings relative to the Issuer, any Guarantor or any other obligor upon the Senior Notes, or to the creditors or property of the Issuer, any Guarantor or any such other obligor,

               (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Senior Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or of a person performing similar functions in comparable proceedings, and

               (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Senior Noteholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Senior Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Senior Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Senior Note holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Senior Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

               All rights of action and of asserting claims under this Indenture, or under any of the Senior Notes, may be enforced by the Trustee without the possession of any of the Senior Notes or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment,




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                                                                              44

subject to the payment of the allowed expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Senior Notes.

               In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Senior Notes, and it shall not be necessary to make any Holders of the Senior Notes parties to any such proceedings.

               SECTION 4.3 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal, premium or interest, upon presentation of the several Senior Notes and stamping (or otherwise noting) thereon the payment, or issuing Senior Notes in reduced principal amounts in exchange for the presented Senior Notes if only partially paid, or upon surrender thereof if fully paid:

               First: To the payment of all amounts due to the Collateral Trustee and each predecessor Collateral Trustee, if any, under the Collateral Trust Agreement;

               Second: To the payment of all amounts due to the Trustee and each predecessor Trustee, if any, under Section 5.6;

               Third: In case the principal of or any premium on the Senior Notes shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate of interest specified in the Senior Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

               Fourth: In case the principal of or any premium on the Senior Notes shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Senior Notes for principal, premium and interest, with interest upon the overdue principal, any overdue premium and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate of interest specified in the Senior Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Senior Notes, then to the payment of such principal, premium and interest, without preference of any kind, ratably to the aggregate of such principal, premium and accrued and unpaid interest, respectively; and

               Fifth: To the payment of the remainder, if any, to the Issuer or any other person lawfully entitled thereto.

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                                                                              45

               SECTION 4.4 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

               SECTION 4.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer, each of the Guarantors and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, each of the Guarantors, the Trustee and the Senior Noteholders shall continue as though no such proceedings had been taken.

               SECTION 4.6 Limitations on Suits by Senior Noteholders. No Holder of any Senior Note shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.8; it being understood and intended, and being expressly covenanted by the taker and Holder of every Senior Note with every other taker and Holder and the Trustee, that no one or more Holders of Senior Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Senior Notes, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Senior Notes. For the protection and enforcement of the provisions of this Section, each and every Senior Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               SECTION 4.7 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 2.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Senior Noteholders is intended to




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                                                                              46

be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               No delay or omission of the Trustee or of any Holder of any of the Senior Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.6, every power and remedy given by this Indenture or by law to the Trustee or to the Senior Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Senior Noteholders.

               SECTION 4.8 Control by Senior Noteholders. The Holders of a majority in aggregate principal amount of the Senior Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 5.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability.

               Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Senior Noteholders.

               SECTION 4.9 Waiver of Past Defaults. Prior to the declaration of the maturity of the Senior Notes as provided in Section 4.1, the Holders of a majority in aggregate principal amount of the Senior Notes at the time outstanding may on behalf of the Holders of all the Senior Notes waive any past Default or Event of Default hereunder and its consequences, except a default (i) in the payment of principal of or premium or interest on any of the Senior Notes or any other amount payable to Holders of Senior Notes under this Indenture or
(ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Senior Note affected. In the case of any such waiver, the Issuer, each of the Guarantors, the Trustee and the Holders of the Senior Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.




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                                                                              47

               Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                                       ARTICLE V

                                CONCERNING THE TRUSTEE

               SECTION 5.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

               (a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

                      (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                      (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture;

               (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Senior Notes




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                                                                              48

at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

               None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trustee determines that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

               SECTION 5.2 Certain Rights of the Trustee. Subject to Section
5.1:

               (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is herein specifically prescribed, and any resolution of the Board of Directors of the Issuer may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

               (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder so long as such action is taken, suffered or omitted to be taken in good faith and in reliance on such advice or Opinion of Counsel;

               (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Senior Noteholders pursuant to the provisions of this Indenture, unless such Senior Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

               (e) the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

               (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Senior Notes then outstanding; provided that, if the Trustee determines in its sole and absolute discretion to make any such investigation, then it shall be entitled, upon




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                                                                              49

reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Issuer, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be reimbursed by the Issuer upon demand; and

               (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

               SECTION 5.3 Trustee Not Responsible for Recitals, Disposition of Senior Notes or Application of Proceeds Thereof. The recitals contained herein and in the Senior Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer and the Guarantors and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Senior Notes. The Trustee shall not be accountable for the use or application by the Issuer of any of the Senior Notes or of the proceeds thereof.

               SECTION 5.4 Trustee and Agents May Hold Senior Notes; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Senior Notes with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

               SECTION 5.5 Moneys Held by Trustee. Subject to the provisions of
Section 9.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

               SECTION 5.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer and each of the Guarantors jointly and severally covenant and agree to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Issuer and each of the Guarantors jointly and severally covenant and agree to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith.




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                                                                              50

               Notwithstanding the foregoing, if the payment or reimbursement of any such expense, disbursement or advance is subject to allowance by a court having jurisdiction over a proceeding described in Section 4.2, the Issuer shall not be required to make such payment or reimbursement prior to the allowance thereof and thereafter only to the extent of the allowed amount thereof.

               The Issuer and each of the Guarantors also jointly and severally covenant, subject to applicable law, to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the issuer and the Guarantors under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Senior Notes and the Guarantees upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Senior Notes, and the Senior Notes and the Guarantees are hereby subordinated to such senior claim.

               As security for the performance of the obligations of the Issuer and the Guarantors under this Section, the Trustee shall have a lien prior to the Senior Notes and the Guarantees upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on the Senior Notes.

               Any expenses and compensation for any services rendered by the Trustee after the occurrence of an Event of Default specified in Section 4.1(e) shall, to the extent permitted by applicable law, constitute expenses and compensation for service of administration under all applicable Federal or State bankruptcy, insolvency, reorganization or other similar laws.

               SECTION 5.7 Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 5.1 and 5.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

               SECTION 5.8 Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation having a combined capital and




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                                                                              51

surplus of at least $50,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

               SECTION 5.9 Resignation and Removal: Appointment of Successor Trustee. (a) The Trustee may at any time resign by giving written notice of resignation to the Issuer and by mailing notice thereof by first-class mail to Holders of Senior Notes at their last addresses as they shall appear on the Senior Note register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of their respective Boards of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Senior Noteholder who has been a bona fide Holder of a Senior Note or Senior Notes for at least six months may, on be-half of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

               (b)    In case at any time any of the following shall occur:

                      (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939, after written request therefor by the Issuer, any Guarantor or any Senior Noteholder who has been a bona fide Holder of a Senior Note or Senior Notes for at least six months; or

                      (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 And shall fail to resign after written request therefor by the Issuer, any Guarantor or any such Senior Noteholder; or

                      (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of its Boards of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Senior Noteholder who has been a bona fide Holder of a Senior Note or Senior Notes for at least six months may, on behalf of himself and all




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                                                                              52

others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

               (c) The Holders of a majority in aggregate principal amount of the Senior Notes at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in
Section 6.1 of the action in that regard taken by the Senior Noteholders.

               (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.9 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

               SECTION 5.10 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.9 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer and each of the Guarantors shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

               Upon acceptance of appointment by a successor trustee as provided in this Section 5.10, the Issuer shall mail notice thereof by first-class mail to the Holders of Senior Notes at their last addresses as they shall appear in the Senior Note register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

               SECTION 5.11 Merger, Conversion. Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the




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                                                                              53

successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Senior Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Senior Notes so authenticated; and, in case at that time any of the Senior Notes shall not have been authenticated, any successor to the Trustee may authenticate such Senior Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Senior Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Senior Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

               SECTION 5.12 Reports by the Trustee. Any Trustee's report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before the first date for the regular payment of semi-annual interest on the Senior Notes next succeeding May 15 in each year, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.

                                   ARTICLE VI

                        CONCERNING THE SENIOR NOTEHOLDERS

               SECTION 6.1 Evidence of Action Taken by Senior Noteholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Senior Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Senior Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when the last instrument required to effect such action is delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.1 and 5.2) conclusive in favor of the Trustee, the Issuer and each of the Guarantors, if made in the manner provided in this Article.

               SECTION 6.2 Proof of Execution of Instruments and of Holding of Senior Notes; Record Date. Subject to Sections 5.1 and 5.2, the execution of any instrument by a Senior Noteholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Senior Notes shall be proved by the Security Register or by a certificate of the Security Registrar. The




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                                                                              54

Issuer may set in advance a record date for purposes of determining the identity of Holders of Senior Notes entitled to vote or consent to any action referred to in Section 6.1, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days prior to the date on which such notice is sent to the Trustee; provided that the Issuer may not set a record date for, and the provisions of this Section shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Article
IV. If any record date is set pursuant to this Section, the Holders of outstanding Senior Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided further that no such action shall be effective hereunder unless taken on or prior to the 180th day after such record date by Holders of the requisite principal amount of outstanding Senior Notes on such record date. Nothing in this Section shall be construed to render ineffective any action duly taken by Holders of the requisite principal amount of outstanding Senior Notes on the date such action is taken. Promptly after any record date is set pursuant to this Section, the Issuer, at its own expense, shall cause notice of such record date and, the proposed action by Holders to be given in writing to the Trustee and to each Holder of Senior Notes in the manner set forth in Section 15.4.

               SECTION 6.3 Holders to Be Treated as Owners. The Issuer, each of the Guarantors, the Trustee and any agent of the Issuer, any Guarantor or the Trustee may deem and treat the Person in whose name any Senior Note shall be registered upon the Security Register as the absolute owner of such Senior Note (whether or not such Senior Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium on and, subject to the provisions of this Indenture, interest on such Senior Note and for all other purposes; and neither the Issuer, the Guarantors nor the Trustee nor any agent of the Issuer, any Guarantor or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Senior Note.

               SECTION 6.4 Senior Notes Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Senior Notes have concurred in any direction, consent or waiver under this Indenture, Senior Notes which are owned by the Issuer or any of its Affiliates shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Senior Notes which the Trustee knows are so owned shall be so disregarded. Senior Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Senior Notes and that the pledgee is not the Issuer or any of its Affiliates. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an officers'




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                                                                              55

Certificate listing and identifying all Senior Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.1 and 5.2, the Trustee shall be entitled to accept such officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Senior Notes not listed therein are outstanding for the purpose of any such determination.

                                      ARTICLE VII

                                SUPPLEMENTAL INDENTURES

               SECTION 7.1 Supplemental Indentures Without Consent of Senior Noteholders. The Issuer and each of the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

               (a) to convey, transfer, assign, mortgage or pledge to the Trustee or the Collateral Trustee as security for the Senior Notes any property or assets;

               (b) to evidence the succession, or successive successions, of another corporation to the Issuer or to a Guarantor, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer or such Guarantor hereunder; or to evidence the agreement by any Restricted Subsidiary after the Issue Date to become a Guarantor and to be bound by the terms of this Indenture pursuant to Section 3.22;

               (c) to add to the covenants of the Issuer or a Guarantor such further covenants, restrictions, conditions or provisions as their respective Boards of Directors and the Trustee shall consider to be for the protection of the Holders of Senior Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Senior Notes to waive such an Event of Default;

               (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Boards of Directors




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                                                                              56

of the Issuer and the Guarantors may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Senior Notes; and

               (e) to provide for the issuance under this Indenture of Senior Notes in coupon form (including Senior Notes registrable as to principal only) and to provide for exchangeability of such Senior Notes with Senior Notes issued hereunder in fully registered form, and to make all appropriate changes for such purpose.

               The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

               Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Senior Notes at the time outstanding, notwithstanding any of the provisions of Section 7.2.

               SECTION 7.2 Supplemental Indentures With Consent of Senior Noteholders. With the consent (evidenced as provided in Article VI) of the Holders of not less than a majority in aggregate principal amount of the Senior Notes at the time outstanding, the Issuer and each of the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Senior Notes; provided that no such supplemental indenture shall, without the consent of each Holder of Senior Notes affected thereby, (i) reduce the percentage in principal amount of Senior Notes the Holders of which must consent to an amendment, supplement or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Senior Note, (iii) reduce the principal or extend the fixed maturity of any Senior Note, (iv) reduce the price at which any Senior Note may be redeemed at the option of the Issuer or at which any Senior Note is to be repurchased by the Issuer at the option of the holder in connection with a Change of Control Offer or a Net Proceeds offer, (v) waive a default in the payment of the principal of or premium or interest on any Senior Note, (vi) make any Senior Note payable in money other than that stated in the Senior Note, (vii) release any Guarantor from its unconditional obligation to guarantee payment in respect of the principal of and interest on any Senior Note (except in accordance with this Indenture), (viii) consent to the assignment or transfer by the Issuer or any Guarantor of any of their rights and obligations under this Indenture (except in accordance with this Indenture), (ix) add provisions to this Indenture that subordinate the obligations of the Issuer or any Guarantor in respect of any Senior Note to other Indebtedness of the Issuer or such Guarantor, as the case may be, (x) amend, modify or waive any provision of this Section or (xi) consent to the release of all of the Collateral from the Lien created by the Collateral Documents.




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                                                                              57

               Upon the request of the Issuer and each of the Guarantors, accompanied by a copy of a resolution of their respective Boards of Directors certified by the Secretary or an Assistant Secretary of the Issuer or the relevant Guarantor, as the case may be, authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Senior Noteholders and other documents, if any, required by Section 6.1, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

               It shall not be necessary for the consent of the Senior Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

               Promptly after the execution by the Issuer, each of the Guarantors and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall mail a notice thereof (prepared by the Issuer) by first-class mail to the Holders of Senior Notes at their addresses as they shall appear in the Security Register, setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

               SECTION 7.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, each of the Guarantors and the Holders of Senior Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

               SECTION 7.4 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 5.1 and 5.2, may receive an Officers' Certificate and an Opinion of Counsel satisfactory in form and substance to the Trustee as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

               SECTION 7.5 Notation on Senior Notes in Respect of Supplemental Indentures. Senior Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Senior Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer,




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                                                                              58

authenticated by the Trustee and delivered in exchange for the Senior Notes then outstanding.

                                     ARTICLE VIII

                       CONSOLIDATION, MERGER, SALE OR CONVEYANCE

               SECTION 8.1 When Issuer and Principal Guarantors May Merge or Transfer Assets. None of the Issuer, Arby's or RC Cola (the "Subject obligor") may consolidate with or merge with or into any other Person, or directly and/or indirectly through its Subsidiaries, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (determined on a consolidated basis for the Subject Obligor and its Subsidiaries taken as a whole) to any Person, unless: (i) either (A) the Subject Obligor or the Issuer shall be the continuing person or (B) the Person (if other than the Subject Obligor or the Issuer) (the "Surviving Entity") formed by such consolidation or into which the Subject obligor is merged or that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the properties and assets of the Subject Obligor (determined as aforesaid) as an entirety shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Subject Obligor pursuant to this Indenture; (ii) immediately before and after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Issuer or the Surviving Entity or any Restricted Subsidiary as a result of such transaction as having been incurred by the Issuer, such Surviving Entity or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction the Issuer or the Surviving Entity, as the case may be, could incur at least $1.00 of additional Indebtedness pursuant to Section 3.13(j) hereof;
(iv) immediately after giving effect to such transaction, the Subject Obligor or the Surviving Entity, as the case may be, shall have a Consolidated Net Worth which is not less than the Consolidated Net Worth of the Subject Obligor immediately prior to such transaction; and (v) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture. Notwithstanding the foregoing, any Subject Obligor may merge with any of its Restricted Subsidiaries where the purpose of such merger is to change its state of incorporation, provided that (x) the Surviving Entity shall not, after giving effect to such merger, have Indebtedness greater than that of the Subject Obligor (or, in cases where the Restricted Subsidiary involved in such merger is a Guarantor, Indebtedness greater than that of the Subject Obligor and such Restricted Subsidiary) immediately prior to such merger and (y) the conditions specified in clauses
(ii), (iv) and (v) above are satisfied.

               The resulting, surviving or transferee Person of any such transaction shall be the successor Subject Obligor and in any such case other than a lease the




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                                                                              59

predecessor Subject Obligor (if other than the successor Subject Obligor) shall be released from the obligation to pay the principal of and premium and interest on the Senior Notes.

                                      ARTICLE IX

                       SATISFACTION AND DISCHARGE OF INDENTURE;
                                   UNCLAIMED MONEYS

               SECTION 9.1 Satisfaction and Discharge of Indenture. (a) If at any time (A) the Issuer shall have paid or caused to be paid the principal of and premium and interest on all the Senior Notes outstanding hereunder, as and when the same shall have become due and payable, or (B) the Issuer shall have delivered to the Trustee for cancellation all Senior Notes theretofore authenticated (other than any Senior Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.6), and if, in any such case, the Issuer shall also have paid or caused to be paid all other sums payable by the Issuer under this Indenture, the Senior Notes and the Collateral Documents, then this Indenture shall cease to be of further effect, and the Trustee, on demand of the Issuer, accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharge of this Indenture. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture, the Senior Notes or the Collateral Documents.

               (b) The Issuer shall be deemed to have paid and discharged the entire indebtedness on all Senior Notes outstanding on the 91st day after the date of the deposit referred to in subparagraph (A) below, and the provisions of this Indenture with respect to the Senior Notes shall no longer be in effect (except as to (i) rights of registration of transfer and exchange and the Issuer's right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Senior Notes, (iii) rights of Holders of Senior Notes to receive payments of principal thereof and premium (if any) and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee hereunder and (v) the rights of such Senior Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, at the expense of the Issuer, shall at the Issuer's request, execute proper instruments acknowledging the same, if:

                      (A) the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Senior Noteholders (i) cash in an amount, (ii) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America, backed by its full faith and credit ("U.S. Government obligations"), maturing as to




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        principal and interest at such times and in such amounts as will ensure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and premium (if any) and interest on all Senior Notes outstanding on each date that such principal, premium or interest is due and payable;

                      (B) no Default or Event of Default under Section 4.1(e) shall have occurred or been continuing at any time during such 91-day period;

                      (C) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer or any Guarantor is a party or by which it is bound;

                      (D) such deposit will not cause the Trustee to have a conflicting interest as defined in Section 310 of the Trust Indenture Act of 1939 with respect to any securities of the Issuer;

                      (E) the Issuer has delivered to the Trustee an opinion of Counsel to the effect that the Senior Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

                      (F) the Issuer has delivered to the Trustee an officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

               SECTION 9.2 Application by Trustee of Funds Deposited for Payment of Senior Notes. Subject to Section 9.4, all moneys and obligations and proceeds thereof deposited with the Trustee pursuant to Section 9.1 shall be held in trust (but not segregated from other funds except to the extent required by law) and applied by it to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), to the Holders of the particular Senior Notes for the payment or redemption of which such cash and obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium and interest.

               SECTION 9.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

               SECTION 9.4 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any




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                                                                              61

Paying Agent for the payment of the principal of or premium or interest on any Senior Note and not applied but remaining unclaimed for two years after the date upon which such principal, premium or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such Paying Agent, and the Holder of such Senior Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

                                       ARTICLE X

                                      GUARANTEES

               SECTION 10.1 The Guarantees. Each Guarantor hereby unconditionally guarantees, jointly and severally, the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and premium and interest on each Senior Note issued by the Issuer pursuant to this Indenture, and the full and punctual payment of all other amounts payable by the Issuer under this Indenture and the Collateral Documents. Upon failure by the Issuer to pay punctually any such amount, such Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture and the Collateral Documents.

               SECTION 10.2 Guarantees Unconditional. The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

               (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer or any other Guarantor under this Indenture, any Senior Note or any Collateral Document, by operation of law or otherwise;

               (ii) any modification or amendment of or supplement to this Indenture, any Senior Note or any Collateral Document;

               (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Issuer or any other Guarantor under this Indenture, any Senior Note or any Collateral Document;

               (iv) any change in the corporate existence, structure or ownership of the Issuer or any other Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or any other Guarantor or their respective assets or any resulting release or discharge of any obligation of the Issuer or any other Guarantor contained in this Indenture, any Senior Note or any Collateral Document;




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               (v) the existence of any claim, set-off or other rights which such Guarantor may have at any time against the Issuer, any other Guarantor, the Trustee, any Senior Noteholder, the Collateral Agent or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

               (vi) any invalidity or unenforceability relating to or against the Issuer or any other Guarantor for any reason of this Indenture, any Senior Note or any Collateral Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer or any other Guarantor of the principal of or premium or interest on any Senior Note or any other amount payable by the Issuer or any other Guarantor under this Indenture or any Collateral Document; or

               (vii) any other act or omission to act or delay of any kind by the Issuer, any other Guarantor, the Trustee, any Senior Noteholder, the Collateral Agent or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of such Guarantor's obligations hereunder.

               SECTION 10.3 Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Subject to Section 3.22(b), each Guarantor's obligations hereunder shall remain in full force and effect until the Indenture shall have terminated and the principal of and premium and interest on the Senior Notes and all other amounts payable by the Issuer under this Indenture and the Collateral Documents shall have been paid in full. If at any time any payment of the principal of or premium or interest on any Senior Note or any other amount payable by the Issuer under this Indenture or any Collateral Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

               SECTION 10.4 Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

               SECTION 10.5 Subrogation; Contribution. (a) Upon making any payment hereunder in respect of its Guarantee, each Guarantor (i) shall be subrogated to the rights of the payee against the Issuer with respect to such payment and (ii) shall be entitled to a contribution from each other Guarantor in an amount pro rata based upon the net assets of each Guarantor at the time of the payment giving rise to such right of contribution (determined in accordance with generally accepted accounting principles as in effect on the date of such determination). Upon making any contribution hereunder to a Guarantor that has made any payment in respect of its Guarantee (a "Paying Guarantor"), each Guarantor shall become vested with the




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Paying Guarantor's subrogation rights against the Issuer to the extent of the amount of such contribution.

               (b) No Guarantor shall enforce any right against the Issuer or any other Guarantor or receive any payment by way of subrogation or contribution until all amounts of principal of and premium and interest on the Senior Notes and all other amounts payable by the Issuer under this Indenture and the Collateral Documents have been paid in full.

               SECTION 10.6 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture, any Senior Note or any Collateral Document is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Trustee made at the request of the requisite number of Senior Noteholders.

               SECTION 10.7 Limit of Liability. The obligations of each Guarantor under this Article X shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

                                      ARTICLE XI

                              REDEMPTION OF SENIOR NOTES

               SECTION 11.1 Right of Optional Redemption. Subject to the next succeeding paragraph, the Issuer at its option may at any time after August 1, 1998 redeem all, or from time to time any part of, the Senior Notes, upon payment of the applicable optional redemption price set forth in the form of Senior Note hereinabove recited, together with accrued interest to the date fixed for redemption.

               Notwithstanding the foregoing, at any time prior to August 1, 1996, the Issuer may redeem up to 33.3% of the original aggregate principal amount of the Senior Notes with the net proceeds of an Initial Public Equity Offering of the Issuer at a redemption price of 110% of par, plus accrued and unpaid interest to the redemption date.

               SECTION 11.2 Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Senior Notes to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Senior Notes at their last addresses as they shall appear in the Security Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the




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                                                                              64

Holder of any Senior Note designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Senior Note.

               The notice of redemption to each such Holder shall specify the principal amount of each Senior Note held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Senior Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Senior Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion thereof will be issued.

               The notice of redemption of Senior Notes to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

               At least one Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Senior Notes so called for redemption at the appropriate redemption price, together with accrued and unpaid interest to the date fixed for redemption. If less than all the outstanding Senior Notes are to be redeemed, the Issuer will deliver to the Trustee, not later than five days prior to the date on which notice of such redemption is to be mailed to Holders of Senior Notes pursuant to this Section, an Officers' Certificate stating the aggregate principal amount of Senior Notes to be redeemed.

               If less than all the Senior Notes are to be redeemed, the Senior Notes to be redeemed shall be redeemed on a pro rata basis. Senior Notes may be redeemed in part in multiples of $1,000 only. The Trustee shall, upon the written request of the Issuer, promptly notify the Issuer in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Senior Notes shall relate, in the case of any Senior Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Note which has been or is to be redeemed.

               SECTION 11.3 Payment of Senior Notes Called for Redemption. If notice of redemption has been given as above provided, the Senior Notes or portions of Senior Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Senior Notes at the redemption price,




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                                                                              65

together with interest accrued to said date) interest on the Senior Notes or portions of Senior Notes so called for redemption shall cease to accrue and, except as provided in Sections 5.5 and 9.4, such Senior Notes shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Senior Notes except the right to receive the redemption price thereof and accrued interest to the date fixed for redemption. On presentation and surrender of such Senior Notes at a place of payment specified in said notice, said Senior Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Senior Notes registered as such on the relevant Regular Record Date subject to the terms and provisions of Section 2.4 hereof.

               If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof and premium (if any) thereon shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate specified in the Senior Note.

               Upon presentation of any Senior Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Senior Note or Senior Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Senior Note so presented.

               SECTION 11.4 Exclusion of Certain Senior Notes from Eligibility for Selection for Redemption. Senior Notes shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 35 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

                                      ARTICLE XII

                           REDEMPTION UPON CHANGE OF CONTROL

               SECTION 12.1 Change of Control. (a) Upon a Change of Control, each Senior Noteholder shall have the right to require that the Issuer repurchase any or all of such Holder's Senior Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase, in accordance with the terms contemplated in Section 12.1(b) (a "Change of Control Offer").




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               (b) Within 15 days following any such Change of Control, the
Issuer shall mail a notice and election form to each Senior Noteholder with a copy to the Trustee or, at the Issuer's request, the Trustee shall mail such notice and election form, stating:

                      (1) that such Change of Control has occurred and that such Senior Noteholder has the right to require the Issuer to repurchase such Holder's Senior Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase;

                      (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                      (3) the repurchase date (which shall not be earlier than 30 days nor later than 60 days after the date such notice is mailed) (the "Repurchase Date");

                      (4) the date on or before which Senior Noteholders must make an election in order to have their Senior Notes repurchased in connection with the Change of Control Offer, which date shall not be less than 15 days after the date of such notice or less than 10 days before the Repurchase Date;

                      (5) that any Senior Note not tendered will continue to accrue interest;

                      (6) that any Senior Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Repurchase Date;

                      (7) that Senior Noteholders electing to have a Senior Note purchased pursuant to the Change of Control Offer will be required to surrender the Senior Note to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Repurchase Date;

                      (8) that Senior Noteholders will be entitled to withdraw their election in whole or in part if the Paying Agent receives, not later than the close of business on the third Business Day (or such shorter period as may be required by applicable law) preceding the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Notes the Holder delivered for purchase, and a statement that such Holder is so withdrawing his election to have such Senior Notes purchased; and

                      (9) that Senior Noteholders which elect to have their Senior Notes purchased only in part (in integral multiples of $1,000) will be issued




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                                                                              67

        new Senior Notes in a principal amount equal to the unpurchased portion of the Senior Notes surrendered.

               Notwithstanding the foregoing, any such Change of Control Offer shall remain open for a period of not less than twenty (20) Business Days commencing on the earliest date on which an election to repurchase may be made.

               (c) On the Repurchase Date, the Issuer shall (i) accept for payment Senior Notes or portions thereof (in integral multiples of $1,000) properly tendered (and not subsequently withdrawn), (ii) deposit with the Trustee money sufficient to pay the purchase price of all Senior Notes or portions thereof so accepted for payment and (iii) deliver or cause to be delivered to the Trustee Senior Notes so accepted together with an Officers' Certificate (which need not comply with Section 15.5) identifying the Senior Notes or portions thereof so tendered to the Issuer. The Trustee shall promptly mail to the holders of Senior Notes so accepted payment in an amount equal to the purchase price, and promptly authenticate and mail to such Holders a new Senior Note in a principal amount equal to any unpurchased portion of the Senior Notes surrendered. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date.

                                     ARTICLE XIII

                                  NET PROCEEDS OFFER

               SECTION 13.1 Net Proceeds Offer. (a) Whenever the Issuer is required under Section 3.15(b) to make a Net Proceeds Offer, the Issuer shall make such Net Proceeds Offer in accordance with the procedures set forth in
Section 13.1(b). If the aggregate purchase price of Senior Notes tendered pursuant to the Net Proceeds Offer is less than the Net Proceeds required by
Section 3.15(b) and this Section 13.1 to be allotted to the purchase of the Senior Notes then, subject to the provisions of Article XIV and the Collateral Documents, the Issuer may use the remaining Net Proceeds for general corporate purposes and such Net Proceeds shall no longer constitute "Excess Proceeds" within the meaning of Section 3.15(b).

               (b) (i) Promptly, and in any event within the time period specified in Section 3.15(b), the Issuer shall be obligated to deliver to the Trustee and send, by first-class mail to each Senior Noteholder in whose name a Senior Note is then registered, or, at the request of the Issuer, the Trustee shall send, a written notice stating that:

                      (1) such Holder may elect to have his Senior Notes purchased by the Issuer either in whole or in part (subject to prorationing as hereinafter described in the event the Net Proceeds Offer is oversubscribed in multiples of $1,000 principal amount, at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the Purchase Date (as defined below);




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                                                                              68

                      (2) any Senior Note not tendered or accepted for payment will continue to accrue interest;

                      (3) any Senior Note accepted for payment pursuant to the Net Proceeds offer shall cease to accrue interest after the Purchase Date;

                      (4) the date on or before which Holders must make an election in order to have their Senior Notes repurchased in connection with the Net Proceeds Offer, which date shall not be less than 15 days after the date of such notice or less than 10 days before the Purchase Date; and

                      (5) Holders will be entitled to withdraw their election in the manner described in clause (iii) below.

               The notice shall also specify a purchase date not less than 30 days nor more than 45 days after the date of such notice (the "Purchase Date") and shall include all instructions and materials necessary to enable each Holder to tender Senior Notes pursuant to the Net Proceeds Offer.

                             (ii) Not later than the date upon which written notice of a Net Proceeds Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an officers' Certificate stating the amount of the Net Proceeds Offer (the "Net Proceeds Offer Amount"). Not later than one Business Day prior to the Purchase Date, the Issuer shall irrevocably deposit with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust) in immediately available funds an amount sufficient to pay the Purchase Price of all Senior Notes or portions thereof so accepted for payment, such funds to be held for payment in accordance with the provisions of this Section. As soon as practicable after the expiration of the period for which the Net Proceeds Offer re-mains open (the "Net Proceeds Offer Period"), the Issuer shall deliver to the Trustee the Senior Notes or portions thereof which have been properly tendered to and are to be accepted by the Issuer. The Issuer shall accept all Senior Notes properly tendered and the Paying Agent shall, on the Purchase Date, mail or deliver payment to each Holder who has tendered Senior Notes so accepted, subject to clauses (iii) and (iv) below, in the amount of the purchase price.

                             (iii) Holders electing to have a Senior Note purchased will be required to surrender the Senior Note, with an appropriate form duly completed, to the Trustee at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or Paying Agent receives not later than the close of business on the third Business Day prior to the Purchase Date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder and a statement that such Holder is withdrawing its or his election to have all or a portion of its or his Senior Notes purchased.




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                                                                              69

                             (iv) If at the expiration of the Net Proceeds Offer Period the aggregate purchase price of Senior Notes surrendered for purchase exceeds the Net Proceeds Offer Amount, the Senior Notes to be purchased shall be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Senior Notes in denominations of $1,000 or multiples thereof shall be purchased). Holders whose Senior Notes are purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered.

                             (v) At the time the Issuer delivers Senior Notes to the Trustee which are to be accepted for purchase, the Issuer will also deliver an officers' Certificate stating that such Senior Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section.

                                   ARTICLE XIV

                             COLLATERAL AND SECURITY

               SECTION 14.1 Collateral Documents. Each Holder of a Senior Note, by its acceptance thereof, (i) consents and agrees to the terms of the Collateral Documents, (ii) authorizes and ratifies the entering into by the Collateral Trustee of each of the Collateral Documents to which it is a party and (iii) authorizes and directs the Collateral Trustee to perform its obligations and exercise its rights thereunder in accordance therewith.

               SECTION 14.2 Release of Collateral. (a) Subject to Sections 14.2(b) and 14.2(c) hereof and the requirements of the Collateral Documents, Collateral may be released from the security interest created by the Collateral Documents at any time or from time to time in accordance with Section 5.02 of the Collateral Trust Agreement.

               (b) No Collateral shall be released pursuant to Section 5.02 of the Collateral Trust Agreement if:

                      (i) such release is in connection with the disposition of inventory (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York) and (A) if the Trustee and the Collateral Trustee are not the same Person, the Trustee shall have delivered to the Collateral Trustee the certificate required by Section 14.4(a) hereof and shall not thereafter have delivered the certificate required by Section 14.4(b) hereof, or (B) if the Trustee and the Collateral Trustee are the same Person, the Issuer shall have failed to deliver the Officers' Certificate required by Section 14.3(a) hereof and the Issuer shall not have subsequently cured such failure; or

                      (ii) in any other case or if such release occurs with the consent of the Required Secured Parties (as defined in the Collateral Trust Agreement) and (A) if the Trustee and the Collateral Trustee are not the same




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                                                                              70

        Person, the Trustee shall not have delivered to the Collateral Trustee the Officers' Certificate required by Section 14.4(c) hereof, or (B) if the Trustee and the Collateral Trustee are the same Person, the Issuer shall have failed to deliver to the Trustee all of the certificates, documents and opinions required by Section 14.3.

               No provision of this Section is intended or shall be construed to prohibit the collection of accounts receivable by the Issuer or any Guarantor; provided that neither the Issuer nor any Guarantor shall collect any account receivable (A) if the Trustee and the Collateral Trustee are not the same Person, the Trustee shall have delivered to the Collateral Trustee the certificate required by Section 14.4(a) hereof and shall not thereafter have delivered the certificate required by Section 14.4(b) hereof, or (B) if the Trustee and the Collateral Trustee are the same Person, the Issuer shall have failed to deliver the Officers' Certificate required by Section 14.3(a) hereof and the Issuer shall not have subsequently cured such failure.

               (c) At any time when a Notice of Acceleration shall be in effect under the Collateral Trust Agreement, no release of Collateral pursuant to
Section 5.02 of the Collateral Trust Agreement shall be effective as against the Holders of the Senior Notes.

               SECTION 14.3 Certificates of the Issuer. The Issuer will furnish to the Trustee:

               (a) within 15 days after the end of each of the six-month periods ended on June 30 or December 31 in each year, a certificate from the principal executive, financial or accounting officer of the Issuer stating that all dispositions of inventory (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York) and all collections of accounts receivable during such six-month period were made in the ordinary course of business and that all proceeds therefrom were used by the Issuer in connection with its business or other-wise as permitted herein; and

               (b) prior to each proposed release of Collateral pursuant to
Section 5.02 of the Collateral Trust Agreement other than by reason of transactions referred to in the preceding clause (a), (i) all documents required by Section 314(d) of the Trust Indenture Act of 1939, (ii) an Officers' Certificate requesting a release of Collateral and describing the property to be so released and (iii) an opinion of Counsel to the effect that such accompanying documents constitute all documents required by Section 314(d) of the Trust Indenture Act of 1939 in connection with such release.

               The Trustee may, to the extent permitted by Sections 5.1 and 5.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments.

               SECTION 14.4 Certificates of the Trustee. The Trustee shall deliver to the Collateral Trustee:




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                                                                              71

               (a) in the event that the Issuer has failed to deliver the Officers' Certificate required by Section 14.3(a) hereof, within five days of the date on which such Officers' Certificate was required to be delivered, a certificate notifying the Collateral Trustee of such failure;

               (b) in the event that the Issuer shall subsequently cure such failure described in the preceding clause (a), within five days of the receipt by the Trustee of such Officers' Certificate, a certificate stating that the Issuer has cured such failure; and

               (c) in the event that the Issuer wishes to release Collateral in accordance with Section 5.2 of the Collateral Trust Agreement and Section 14.2 hereof and has delivered the certificates and documents required by Section 14.3 hereof, a certificate stating that the Trustee has received all documentation required by Section 314(d) of the Trust Indenture Act of 1939 in connection with such release.

The Trustee shall have no obligation to deliver the foregoing documents if it shall also be the Collateral Trustee.

               SECTION 14.5 Opinion of Counsel to the Issuer. The Issuer shall deliver to the Trustee:

               (a) promptly after the execution and delivery of this Indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture has been properly recorded and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective; and

               (b) on June 30 of each year, an Opinion of Counsel either stating that in the opinion of such counsel all such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture and the Collateral Documents as is necessary to maintain the lien of this Indenture and the Collateral Documents, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

               SECTION 15.1 Incorporators, Stockholders, Officers and Directors of Issuer and Restricted Subsidiaries Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Senior Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or any Restricted Subsidiary or of any successor of any such Person, either directly or through any such Person, under any rule of law, statute or constitutional provision or by the enforcement of any




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assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Senior Notes by the Holders thereof and as part of the consideration for the issue of the Senior Notes.

               SECTION 15.2 Provisions of Indenture for the Sole Benefit of Parties and Senior Noteholders. Nothing in this Indenture or in the Senior Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Senior Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Senior Notes.

               SECTION 15.3 Successors and Assigns of Issuer and Guarantors Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer and any Guarantor shall bind their respective successors and assigns, whether so expressed or not.

               SECTION 15.4 Notices and Demands on Issuer, Guarantors, Trustee and Senior Noteholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Senior Notes to or on the Issuer or a Guarantor may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer or the relevant Guarantor is filed by the Issuer or such Guarantor with the Trustee) to 6917 Collins Avenue, Miami Beach, Florida 33141, Attention: Chief Financial Officer. Any notice, direction, request or demand by the Issuer, any Guarantor or any Senior Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given pr made at the Corporate Trust Office.

               Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer, the Guarantors and the Senior Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.




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                                                                              73

               SECTION 15.5 Officers' Certificates and opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

               Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (i) a statement that the person making such certificate or opinion has read such covenant or condition, (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

               Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

               Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

               Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

               SECTION 15.6 Payments Due on Saturdays, Sundays and Holidays. If the scheduled due date of any principal of or premium or interest on the Senior Notes or the date fixed for redemption of any Senior Note shall not be a Business




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                                                                              74

Day, then payment of such principal, premium or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the scheduled due date or the date fixed for redemption, and no interest shall accrue for the period after such date.

               SECTION 15.7 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

               SECTION 15.8 NEW YORK LAW TO GOVERN. THIS INDENTURE AND RACE SENIOR NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

               SECTION 15.9 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

               SECTION 15.10 Conflict with the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or supersedes any provision of the Trust Indenture Act which may be so modified or superseded, the latter provision shall be deemed to apply to this Indenture as so modified.




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                                                                              75

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                            ROYAL CROWN CORPORATION,
                                                as Issuer

                                            By:    /s/  Joseph A. Levato
                                                 -------------------------------
[CORPORATE SEAL]                                 Title:    Senior Vice President

Attest:   /s/ Curtis S. Gimson
          ---------------------
                                           ROYAL CROWN COLA CO.,
                                               as Guarantor

                                            By:    /s/  Joseph A. Levato
                                                 ------------------------------
[CORPORATE SEAL]                                 Title: Executive Vice President

Attest:    /s/ Curtis S. Gimson
          -------------------------

                                            ABBY'S, INC.,
                                              as Guarantor

                                            By:    /s/  Joseph A. Levato
                                                 -----------------------------
[CORPORATE SEAL]                                 Title: Executive Vice President

Attest:    /s/  Curtis S. Gimson
          -------------------------
                                            THE BANK OF NEW YORK,
                                              as Trustee

                                            By:    /s/  Todd N. Niemy
                                                   ----------------------------
[CORPORATE SEAL]                                 Title: Assistant Vice President

Attest:   /s/ C. Wenz
          ----------------------------




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